EXHIBIT A
                    [Form of Bridge Note]

                       PROMISSORY NOTE


$_______________                                   March __,
1995
                                               New York, New
York

          FOR VALUE RECEIVED, UNITED STATIONERS SUPPLY CO., an Illinois corporation (the "Company"), hereby promises to pay to __________________ (the "Lender") [or registered assigns]1, for account of its Lending Offices provided for by the Senior Subordinated Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank
(National Association) at 1 Chase Manhattan Plaza, New
York, New York 10081, the principal sum of _______________
Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Bridge Loans made by the Lender to the Company under the Senior Subordinated
Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Senior
Subordinated Credit Agreement, and to pay interest on the unpaid principal amount of each such Bridge Loan, at such office, in like money and funds, for the period commencing on the date of such Bridge Loan until such Bridge Loan shall be paid in full, at the rates per annum and on the dates provided in the Senior Subordinated Credit
Agreement.

          [This Note and the Loans evidenced hereby may be transferred in whole or in part only by registration of such transfer on the register maintained for such purpose by or on behalf of the Company as provided in Section
13.06(g) of the Senior Subordinated Credit Agreement.]

          The date, amount, and interest rate of each Bridge Loan made by the Lender to the Company, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Senior Subordinated Credit
Agreement or hereunder in respect of the Bridge Loans made by the Lender.

          This Note is one of the Bridge Notes
[(constituting a Registered Note)] referred to in the Senior Subordinated Credit Agreement dated as of March 30,
1995 (as modified and supplemented and in effect from time to time, the "Senior Subordinated Credit Agreement") between the Company, Associated Holdings, Inc., as parent guarantor, the lenders named therein and The Roebling
Fund, as Agent, and evidences Bridge Loans made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Senior Subordinated Credit Agreement.

          As provided in the Senior Subordinated Credit
Agreement, to the extent any interest accrues on any Bridge Loan during any Quarterly Period at a rate per annum in excess of 15% (other than interest accrued at the Post
Default Rate), such accrued interest shall, to such extent, be paid on the last day of such Quarterly Period by the addition of such accrued interest in excess of 15% to the unpaid principal amount of such Loan, and the unpaid principal amount of such Loan, as so increased, shall thereafter bear interest as provided herein.
          The Senior Subordinated Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Bridge Loans upon the terms and conditions specified therein.
          Except as permitted by Section 13.06(b) of the Senior Subordinated Credit Agreement, this Note may not be assigned by the Lender to any other Person.
          This Note shall be governed by, and construed in accordance with, the law of the State of New York.


                              UNITED STATIONERS SUPPLY CO.
                              By_________________________
                                Title:



                    SCHEDULE OF BRIDGE LOANS

          This Note evidences Bridge Loans made under the within-described Senior Subordinated Credit Agreement to the Company, on the dates and in the principal amounts set forth below, subject to the payments and prepayments of principal set forth below:



             Prin-
             cipal                       Unpaid
             Amount         Amount       Prin-
  Date         of           Paid or      cipal        Notation
  Made        Loan          Prepaid      Amount        Made by


                                                        EXHIBIT
B
                [Form of Assumption Agreement]


          ASSUMPTION AGREEMENT dated as of March 30, 1995 between UNITED STATIONERS INC., a corporation duly organized and validly existing under the laws of the State of Delaware ("United"); UNITED STATIONERS SUPPLY CO., a corporation duly organized and validly existing under the laws of the State of Illinois ("Supply"); and THE ROEBLING FUND, as agent for the Lenders (as defined herein).

          WHEREAS, Associated Stationers, Inc., a
corporation duly organized and validly existing under the laws of the State of Delaware (together with its successors and assigns, including Supply from and after the effectiveness of the Supply Merger (as defined below), the
"Company"); Associated Holdings, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (together with its successors and assigns, including United from and after the effectiveness of the United Merger (as defined below), the "Guarantor"); each of the lenders party thereto (together with their permitted successors and assigns, the "Lenders"); and The
Roebling Fund, as agent for the Lenders (the "Agent"), have entered into a Senior Subordinated Credit Agreement dated as of March 30, 1995 (as at any time amended or otherwise modified, the "Senior Subordinated Credit
Agreement") pursuant to which the Lenders have agreed to make loans to the Company in aggregate principal amount not exceeding $130,000,000;
          WHEREAS, the Guarantor and United have entered into a Merger Agreement dated as of February 13, 1995 (as at any time amended or otherwise modified, the "Merger
Agreement"), providing for the merger of the Guarantor with and into United with United as the surviving corporation (the "United Merger") and the subsequent merger of the Company, a wholly-owned subsidiary of the Guarantor, with and into Supply, a wholly-owned subsidiary of United, with Supply as the surviving corporation (the
"Supply Merger" and, with the United Merger, the "Mergers");
          WHEREAS, the Mergers have been consummated on the date hereof; and
          WHEREAS, each of United and Supply desires in and by this Assumption Agreement to assume expressly the performance of every obligation of the Guarantor (in the case of United) and the Company (in the case of Supply) under the Senior Subordinated Credit Agreement to which either the Guarantor or the Company is a party;
          NOW, THEREFORE, for good and valuable
consideration, the receipt of which is hereby acknowledged by each of United and Supply, and in order to induce the Lenders to make loans to Supply (as successor to the Company) on the date hereof pursuant to the Senior
Subordinated Credit Agreement, each of United and Supply agrees with and for the benefit of the Agent and each Lender as follows:
          Section 1.  Definitions.  Unless otherwise
provided, terms used or defined in the Senior Subordinated
Credit Agreement are used herein as used or defined therein.
          Section 2.  Assumption.
        2.01  Assumption of Obligations by United.
United, as the surviving corporation of the United Merger and the successor in interest to the Guarantor, hereby

          (a) irrevocably and unconditionally assumes and agrees to perform, observe and be bound by each and every covenant, agreement, term, condition, obligation, appointment, duty and liability of the Guarantor under the Senior Subordinated Credit
     Agreement and the Guarantor Note and, by virtue of the foregoing, accepts and assumes all liabilities of the Guarantor related to any representation or warranty made by, and all rights and powers of the Guarantor under or in connection with the Senior
     Subordinated Credit Agreement and the Guarantor Note and confirms and restates all such representations and warranties as of the date when made by the Guarantor;

          (b)  confirms and acknowledges that all
     references to the "Guarantor" in the Senior
     Subordinated Credit Agreement or any amendment thereto or any document, instrument or agreement executed, or to be executed, in connection therewith, or in the Guarantor Note shall be deemed to be references to United, except where such references relate to the Guarantor prior to the assumption provided for in the foregoing clause (a).

          (c)  acknowledges and agrees that it is, and
     shall continue to be, bound by the Senior
     Subordinated Credit Agreement and the Guarantor as if it had been the "Guarantor" thereunder from the original execution and delivery thereof.

        2.02  Assumption of Obligations by Supply.
Supply, as the surviving corporation of the Supply Merger and the successor in interest to the Company, hereby

          (a) irrevocably and unconditionally assumes and agrees to perform, observe and be bound by each and every covenant, agreement, term, condition, obligation, appointment, duty and liability of the Company under the Senior Subordinated Credit
     Agreement and, by virtue of the foregoing, accepts and assumes all liabilities of the Company related to any representation or warranty made by, and all rights and powers of the Company under or in connection with the Senior Subordinated Credit
     Agreement and confirms and restates all such representations and warranties as of the date when made by the Company;

          (b)  confirms and acknowledges that all
     references to the "Company" in the Senior
     Subordinated Credit Agreement or any amendment thereto or any document, instrument or agreement executed, or to be executed, in connection therewith, shall be deemed to be references to Supply, except where such references relate to the Company prior to the assumption provided for in the foregoing clause
     (a); and

          (c)  acknowledges and agrees that it is, and
     shall continue to be, bound by the Senior
     Subordinated Credit Agreement as if it had been the "Company" thereunder from the original execution and delivery thereof.

          Section 3.  Miscellaneous.

          3.01 Obligations Cumulative. The obligations undertaken herein by United and Supply are cumulative and not exclusive of any obligations incurred by operation of law as a result of the Mergers.

          3.02  Successors and Assigns.  This Agreement
shall be binding upon United and Supply and their respective successors and (to the extent permitted by Section 13.06 of the Senior Subordinated Credit Agreement) assigns and shall inure to the benefit of, and be enforceable by the Agent and each Lender, and their respective successors and (to the extent permitted by said
Section 13.06) assigns.

          3.03  GOVERNING LAW.  THIS AGREEMENT SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF
THE
STATE OF NEW YORK.
          3.04  Counterparts.  This Agreement may be
executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Agreement by signing any such counterpart.
          3.05  Captions.  The captions and section
headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.
          3.06 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.
          IN WITNESS WHEREOF, each of United and Supply has caused this Assumption Agreement to be duly executed and delivered as of the day and year first above written.
                              UNITED STATIONERS INC.
                              By________________________
                                Name:
                                Title:
                              UNITED STATIONERS SUPPLY CO.



                              By________________________
                                Name:
                                Title:

Accepted and Acknowledged:

THE ROEBLING FUND,
     as Agent

By THE CHASE MANHATTAN BANK
     (NATIONAL ASSOCIATION),
   as Manager


   By______________________
     Name:
     Title:


                                                      EXHIBIT D-
1
         [Form of Opinion of Special New York Counsel
                         to the Agent]

                                                   March __,
1995
To  the Lenders party to the
    Senior Subordinated Credit
    Agreement referred to
    below and The Roebling Fund,
    as Agent

Ladies and Gentlemen:

          We have acted as special New York counsel to the Agent in connection with (i) the Senior Subordinated
Credit Agreement dated as of March 30, 1995 (the "Senior
Subordinated Credit Agreement") among Associated
Stationers, Inc. (together with its successors and assigns, including United Stationers Supply Co. from and after the effectiveness of the Supply Merger referred to therein, the "Company"), Associated Holdings, Inc.
(together with its successors and assigns, including
United Stationers Inc. from and after the effectiveness of the United Merger referred to therein, the "Guarantor" and together with the Company, the "Obligors"), the lenders named therein, and The Roebling Fund, as Agent (the
"Agent"), providing for extensions of credit to be made by said lenders to the Company in an aggregate principal amount not exceeding $130,000,000 and (ii) the various other agreements, instruments and other documents referred to in the next following paragraph. Except as otherwise provided herein, terms defined in the Senior Subordinated
Credit Agreement are used herein as defined therein. This opinion letter is being delivered pursuant to Section
7.01(e) of the Senior Subordinated Credit Agreement.

          In rendering the opinions expressed below, we have examined the following agreements, instruments and other documents:

                    (a)  the Senior Subordinated Credit
               Agreement;

                  (b)  the Bridge Notes;

                    (c)  such records of the Obligors and
               such other documents as we have deemed
               necessary as a basis for the opinions
               expressed below.

The agreements, instruments and other documents referred to in the foregoing lettered clauses (other than clause
(c) above) are collectively referred to as the "Credit
Documents".

          In our examination, we have assumed the
genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon certificates of governmental officials and appropriate representatives of the Obligors and upon representations made in or pursuant to the Credit Documents.

          In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that:
                    (i)  such documents have been duly
               authorized by, have been or (in the case of the Bridge Notes) will be duly executed and delivered by, and (except to the extent set forth in the opinions below as to the Obligors) constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;
                    (ii) all signatories to such documents
               have been duly authorized; and
                    (iii)     all of the parties to such
               documents are duly organized and validly existing and have the power and authority
               (corporate or other) to execute, deliver and perform such documents.
        Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinion expressed below, we are of the opinion that each of the Credit
Documents constitutes the legal, valid and binding obligation of each Obligor party thereto, enforceable against such Obligor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Documents is subject to the application of general principles of equity
(regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

         The foregoing opinions are subject to the following comments and qualifications:

          (A)  The enforceability of Sections 6.03 and
     12.03 of the Senior Subordinated Credit Agreement
     (and any similar provisions in any of the other
     Credit Documents) may be limited by (i) laws
     rendering unenforceable indemnification contrary to
     Federal or state securities laws and the public
     policy underlying such laws and (ii) laws limiting
     the enforceability of provisions exculpating or
     exempting a party, or requiring indemnification of a
     party for, liability for its own action or inaction,
     to the extent the action or inaction involves gross
     negligence, recklessness, willful misconduct or
     unlawful conduct.
          (B)  The enforceability of provisions in the
     Credit Documents to the effect that terms may not be
     waived or modified except in writing may be limited
     under certain circumstances.
          (C)  We express no opinion as to (i) the effect
     of the laws of any jurisdiction in which any Lender
     is located (other than the State of New York) that
     limit the interest, fees or other charges such Lender
     may impose, (ii) Section 4.07(c) or 6.06 of the
     Senior
     Subordinated Credit Agreement, and (iii) the second
     sentence of Section 12.10 of the Senior Subordinated
     Credit Agreement (and any similar provisions in any
     of the other Credit Documents), insofar as such
     sentence relates to the subject matter jurisdiction
     of the United States District Court for the Southern
     District of New York to adjudicate any controversy
     related to any of the Credit Documents.
          (D)  We express no opinion as to the
     applicability to the obligations of the Company (or
     the enforceability of such obligations) of Section
     548 of the Bankruptcy Code, Article 10 of the New
     York Debtor and Creditor Law or any other provision
     of law relating to fraudulent conveyances, transfers
     or obligations.
          The foregoing opinions are limited to matters
involving the Federal laws of the United States and the
law of the State of New York, and we do not express any
opinion as to the laws of any other jurisdiction.
          At the request of our client, this opinion
letter is, pursuant to Section 7.01(e) of the Senior
Subordinated Credit Agreement, provided to you by us in
our capacity as special New York counsel to the Agent and
may not be relied upon by any Person for any purpose other
than in connection with the transactions contemplated by
the Senior Subordinated Credit Agreement without, in each
instance, our prior written consent.
                              Very truly yours,
                                                      EXHIBIT D-
2
      [Matters to be covered in the Opinion of Counsel to the Agent to be delivered on the Conversion Date]

         (i)  The Rollover Notes, assuming due
     authorization, execution and delivery by the Company and due authentication by the Trustee under the Indenture, constitute legal, valid and binding obligations of the Company, and are entitled to the benefits of the Indenture and are enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), including without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and
     (b) concepts of materiality, reasonableness, good faith and fair dealing.

        (ii) The Indenture, assuming due authorization, execution and delivery by the parties thereto, and when duly authorized, executed and delivered by the parties thereto, will constitute a legal, valid and binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), including without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.
         (iii)  The Registration Rights Agreement,
     assuming due authorization, execution and delivery by the parties thereto, constitutes a legal, valid and binding agreement of the Guarantor and the Company and is enforceable against the Guarantor and the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), including without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and
     (b) concepts of materiality, reasonableness, good faith and fair dealing.
                                                        EXHIBIT
E
      [Matters to be covered in Opinion of Counsel to the Trustee to be delivered on the Conversion Date]



        1. The Trustee has been duly organized and is [validly existing under the laws of the State of _______________/is a national banking association and in good standing under the laws of the United States of America].

          2. The Indenture has been duly authorized by all requisite corporate power and other action on the part of the Trustee, and has been duly executed and delivered by the Trustee.
           3.  The Rollover Notes have been duly
authenticated by the Trustee.

                                                        EXHIBIT

F



                 [Form of Rollover Indenture]



                 UNITED STATIONERS SUPPLY CO.,

                           as Issuer
                    UNITED STATIONERS
                    INC.,
                     _____________________
                              and

                     _____________________,

                         as Guarantors

                              AND

                     _____________________,

                           as Trustee





                      ____________________ Indenture


                   Dated as of March __, 1996


                     _____________________


                          $130,000,000

            Floating Rate Senior Subordinated Notes due

                            2005

                  UNITED STATIONERS SUPPLY CO.

        Reconciliation and tie between Trust Indenture
        Act of 1939 and Indenture, dated as of _______,
        1996






Trust Indenture
Act Section                                  Indenture
Section


 310(a)(1)                                       607
   (a)(2)                                         607
   (b)                                            608
 312(c)                                          701
 314(a)(4)                                       1008(a)
   (c)(1)                                         102
   (c)(2)                                         102
   (e)                                            102
 315(b)                                          601
 316(a)(last
   sentence)                                      101
("Outstanding")
   (a)(1)(A)                                      502, 512
   (a)(1)(B)                                      513
   (b)                                            508*
   (c)                                            104(d)
 317(a)(1)                                       503
   (a)(2)                                         504
   (b)                                            1003
 318(a)                                          111

                      TABLE OF CONTENTS

          This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

Page
     ARTICLE ONE
                DEFINITIONS AND OTHER PROVISIONS
                    OF GENERAL APPLICATION

          SECTION 101.  Definitions
2
          SECTION 102.  Compliance Certificates and Opinions
          22 SECTION 103.  Form of Documents Delivered to
          Trustee
23
          SECTION 104.  Acts of Holders
24
          SECTION 105.  Notices, etc., to Trustee and
          Company
25
          SECTION 106.  Notice to Holders; Waiver
25
         SECTION 107.  Effect of Headings and Table of
          Contents
26
          SECTION 108.  Successors and Assigns
26
          SECTION 109.  Separability Clause
26
          SECTION 110.  Benefits of Indenture
26
          SECTION 111.  Governing Law
26
          SECTION 112.  Legal Holidays
27
          SECTION 113.  No Recourse Against Others
27


                          ARTICLE TWO

                        SECURITY FORMS

          SECTION 201.  Forms Generally
27
          SECTION 202.  Restrictive Legends
28


                         ARTICLE THREE

                        THE SECURITIES

          SECTION 301.  Title and Terms
29
          SECTION 302.  Denominations
31
          SECTION 303.  Execution, Authentication, Delivery
          and            Dating
31
          SECTION 304.  Temporary Securities
32
          SECTION 305.  Registration, Registration of
          Transfer                                   and Exchange
32
          SECTION 306.  Special Transfer Provisions            34
          SECTION 307.  Mutilated, Destroyed, Lost and
          Stolen                                       Securities      35
          SECTION 308.  Payment of Interest; Interest Rights
          Preserved 35
          SECTION 309.  Persons Deemed Owners                  37
          SECTION 310.  Cancellation
37
          SECTION 311.  Computation of Interest
38


                         ARTICLE FOUR

                  SATISFACTION AND DISCHARGE

          SECTION 401.  Satisfaction and Discharge of
          Indenture
38
          SECTION 402.  Application of Trust Money
39

                    ARTICLE FIVE
                      REMEDIES
    SECTION 501.  Events of Default                      39
    SECTION 502.  Acceleration of Maturity; Rescission
    and            Annulment                             41
    SECTION 503.  Collection of Indebtedness and Suits
    for            Enforcement by Trustee                42
    SECTION 504.  Trustee May File Proofs of Claim       43
    SECTION 505.  Trustee May Enforce Claims Without                 Possession
    of Securities   44
    SECTION 506.  Application of Money Collected         45
    SECTION 507.  Limitation on Suits                    45
    SECTION 508.  Unconditional Right of Holders to
    Receive                 Principal, Premium and Interest      46
    SECTION 509.  Restoration of Rights and Remedies     46
    SECTION 510.  Rights and Remedies Cumulative         46
    SECTION 511.  Delay or Omission Not Waiver           47
    SECTION 512.  Control by Holders                     47
    SECTION 513.  Waiver of Past Defaults                47
    SECTION 514.  Waiver of Stay or Extension Laws       48
    SECTION 515.  Undertaking for Costs                  48


                    ARTICLE SIX
                    THE TRUSTEE
    SECTION 601.  Notice of Defaults                     48
    SECTION 602.  Certain Rights of Trustee              48
    SECTION 603.  Trustee Not Responsible for Recitals
    or             Issuance of Securities                50
    SECTION 604.  May Hold Securities                    51
    SECTION 605.  Money Held in Trust                    51
    SECTION 606.  Compensation and Reimbursement         51
    SECTION 607.  Corporate Trustee Required;
    Eligibility                                          52
    SECTION 608.  Resignation and Removal; Appointment
    of             Successor                             52
    SECTION 609.  Acceptance of Appointment by
    Successor                                            53
    SECTION 610.  Merger, Conversion, Consolidation or               Succession
    to Business     54


                   ARTICLE SEVEN
  HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY
    SECTION 701.  Disclosure of Names and Addresses of               Holders
    54
    SECTION 702.  Reports by Trustee                     55


                   ARTICLE EIGHT
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE
    SECTION 801.  Company and Each Guarantor May
    Consolidate, etc., Only on Certain                               Terms
    55
    SECTION 802.  Successor Substituted                  57


                ARTICLE NINE
          SUPPLEMENTAL INDENTURES
SECTION 901.  Supplemental Indentures Without
Consent                                      of Holders      58
SECTION 902.  Supplemental Indentures with Consent
of             Holders                               59
SECTION 903.  Execution of Supplemental Indentures   60
SECTION 904.  Effect of Supplemental Indentures      60
SECTION 905.  Conformity with Trust Indenture Act    60
SECTION 906.  Reference in Securities to
Supplemental                                                Indentures
60
SECTION 907.  Notice of Supplemental Indentures      60


                ARTICLE TEN

                 COVENANTS

SECTION 1001.  Payment of Principal, Premium, if
any,                                       and Interest      61
SECTION 1002.  Maintenance of Office or Agency       61
SECTION 1003.  Money for Security Payments to Be
Held                                           in Trust      61
SECTION 1004.  Corporate Existence                   63
SECTION 1005.  Payment of Taxes and Other Claims     63
SECTION 1006.  Maintenance of Properties             64
SECTION 1007.  Insurance                             64
SECTION 1008.  Statement by Officers As to Default   64
SECTION 1009.  Provision of Financial Statements     65
SECTION 1010.  Purchase of Securities upon Change
in             Control                               65
SECTION 1011.  Limitation on Indebtedness            67
SECTION 1012.  Limitation on Restricted Payments     70
SECTION 1013.  Limitation on Transactions with                   Affiliates
73
SECTION 1014.  Limitation on Senior Subordinated
Indebtedness    74
SECTION 1015.  Limitation on Liens                   74
SECTION 1016.  Limitation on Sale of Assets          76
SECTION 1017.  Limitation on Issuances of
Guarantees of                                               Indebtedness
78
SECTION 1018.  Limitation on Subsidiary Capital
Stock                                                78
SECTION 1019.  Limitation on Dividends and Other                 Payment
Restrictions Affecting                                           Restricted
Subsidiaries    79
SECTION 1020.  Waiver of Certain Covenants           80
SECTION 1021.  Payment of Incremental Rate Upon
Failure                          to Register Securities      80


               ARTICLE ELEVEN

          REDEMPTION OF SECURITIES

SECTION 1101.  Right of Redemption                   82
SECTION 1102.  Applicability of Article              82
SECTION 1103.  Election to Redeem; Notice to
Trustee                                              82
SECTION 1104.  Selection by Trustee of Securities
to Be                                          Redeemed      82
          SECTION 1105.  Notice of Redemption                  83
          SECTION 1106.  Deposit of Redemption Price           84
            SECTION 1107.  Securities Payable on Redemption
          Date                                                 84
          SECTION 1108.  Securities Redeemed in Part           84


                         ARTICLE TWELVE

                          SINKING FUND

     SECTION 1201.  Mandatory Sinking Fund Payments                 85
       SECTION 1202.  Satisfaction of Sinking Fund Payments with
Securities      85
          SECTION 1203.  Redemption of Securities for
          Sinking                                            Fund      85





                        ARTICLE THIRTEEN

               DEFEASANCE AND COVENANT DEFEASANCE

          SECTION 1301.  Company's Option to Effect
          Defeasance or                                               Covenant
          Defeasance      86
          SECTION 1302.  Defeasance and Discharge              86
          SECTION 1303.  Covenant Defeasance.                  86
          SECTION 1304.  Conditions to Defeasance or
          Covenant                                    Defeasance.      87


                        ARTICLE FOURTEEN

                    GUARANTEE OF SECURITIES

          SECTION 1401.  Note Guarantee.                       90
          SECTION 1402.  Obligations Unconditional             92
          SECTION 1403.  Notice to Trustee                     92
          SECTION 1404.  This Article Not to Prevent Events
          of             Default                               92
          SECTION 1405.  Subordination                         92


     ARTICLE FIFTEEN

                    SUBORDINATION OF SECURITIES

          SECTION 1501.  Securities Subordinated to Senior
          Indebtedness    93
          SECTION 1502.  No Payment on Securities in Certain
          Circumstances   93
          SECTION 1503.  Payment over of Proceeds upon
          Dissolution, Etc                                     94
          SECTION 1504.  Subrogation                           96
          SECTION 1505.  Obligations any Obligor
          Unconditional                                        97
          SECTION 1506.  Notice to Trustee                     98
          SECTION 1507.  Reliance on Judicial Order or Certificate
          of Liquidating Agent                                 99
            SECTION 1508.  Trustee's Relation to Senior
          Indebtedness    99
          SECTION 1509.  Subordination Rights Not Impaired
          by             Acts or Omissions of any Obligor or Holders of
          Senior Indebtedness                                  99
          SECTION 1510.  Holders Authorize Trustee to
          Effectuate Subordination
          of Securities  100
          SECTION 1511.  Not to Prevent Events of Default     100
          SECTION 1512.  Trustee's Compensation Not
          Prejudiced                                          100
          SECTION 1513.  No Waiver of Subordination
          Provisions                                          100
          SECTION 1514.  Payments May Be Paid Prior to
          Dissolution    101

SIGNATURES AND TESTIMONIUM                                     90

Exhibit A -    Form of Securities, Trustee's Certificate of
               Authentication

Exhibit B -    Form of Certificate to be Delivered in Connection
               with Transfers
          INDENTURE, dated as of March __, 1996 among UNITED STATIONERS SUPPLY CO., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 2200 East Golf Road, Des Plaines, Illinois, United Stationers Inc. ("Holdings"), _________________________ and _______________________ (each herein called a "Guarantor"), and
[_______________________________________], a national banking association, as Trustee (herein called the "Trustee").


                      RECITALS OF THE COMPANY

          The Company has duly authorized the creation of an issue of Floating Rate Senior Subordinated Notes due 2005 (herein called the "Initial Securities"), and Floating Rate Senior Subordinated Notes due 2005 (the "Exchange Securities" and, together with the Initial Securities, the "Securities"), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

          [Each of] the Guarantor[s] has authorized the making of the Guarantee pursuant to this Indenture. Upon the issuance of the Exchange Securities, if any, or the effectiveness of any Registration Statement (as defined), this Indenture will become subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

          All things necessary have been done to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and to make this Indenture a valid agreement of the Company and the Guarantor[s], in accordance with their and its terms.

            NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Securities by the Holders (as defined) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:


                            ARTICLE ONE

                DEFINITIONS AND OTHER PROVISIONS
                     OF GENERAL APPLICATION


          SECTION 101.  Definitions.
          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
          (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;
          (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them in the Trust Indenture Act, and the terms "cash transaction" and "self-liquidating paper," as used in the Trust Indenture Act Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;
          (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall have the meaning ascribed to "GAAP" in this Article; and
          (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
          "Acquired Indebtedness" means Indebtedness of a Person
(i) existing at the time such Person becomes a Restricted
Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary.
          "Affiliate" means, with respect to any specified Person,
(i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any other Person that owns, directly or indirectly, 10% or more of such specified Person's Capital Stock or any executive officer or director of any such specified Person or other Person or, with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. Notwithstanding any of the foregoing, for purposes of this Indenture, The Chase Manhattan Corporation and its subsidiaries shall be deemed not to be an Affiliate of Holdings, the Company or any Subsidiary.
          "Applicable Margin" means (a) during the first Quarterly Period, 6% and (b) during each subsequent Quarterly Period, the sum of (x) the Applicable Margin for the immediately preceding Quarterly Period plus (y) .50%.
          "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or Sale and Leaseback Transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of (i) any Capital
Stock of any Subsidiary; (ii) all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary; or (iii) any other properties or assets of the Company or any Restricted Subsidiary, other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include (x) any transfer of properties or assets (A) that is governed by Section 801(a) or (B) that is by the Company to any Restricted Wholly Owned Subsidiary, or by any Restricted Wholly Owned Subsidiary to the Company or any Restricted Wholly Owned Subsidiary in accordance with the terms of this Indenture [or (y) transfers of properties or assets listed on Schedule I to this Indenture.]*
          "Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.
          "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.
          "Base Rate" means, as of any Quarterly Date, a rate per annum equal to the higher of (a) the Federal Funds Rate for such Quarterly Date plus 1/2 of 1% and (b) the Prime Rate for such Quarterly Date.
          "Borrowing Base" means, as of any date, an amount equal to the sum of (a) 80% of the face amount of all accounts receivable of the Company and its Restricted Subsidiaries as of such date and (b) 50% of the book value (calculated on a first-in first-out basis) of all inventory owned by the Company and its Restricted Subsidiaries as of such date, all calculated on a consolidated basis and in accordance with GAAP. To the extent that information is not available as to the amount of accounts receivable or inventory as of a specific date, the Company may utilize the most recent available quarterly or annual financial report for purposes of calculating the Borrowing Base.

          "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" means each Monday, Tuesday, Wednesday,
Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

          "Capital Lease Obligation" means any obligations of the Company and its Restricted Subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

          "Capital Stock" of any Person means any and all shares, interests, participations, partnership interests or other equivalents (however designated) of such Person's capital stock.

          "Change of Control" means the occurrence of any of the following events: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, becomes the ultimate "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of the total outstanding Voting Stock of Holdings or the Company voting as one class; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Holdings or the Company (together with any new directors whose election to such Board of Directors or whose nomination for election by the shareholders of such Person, was approved by a vote of 66_% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office; (iii) Holdings or the Company consolidates with, or merges with or into, another Person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any corporation consolidates with, or merges with or into Holdings or the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of Holdings or the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of Holdings or the Company is not converted or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of Holdings or the Company) or where
(A) the outstanding Voting Stock of Holdings or the Company is converted into or exchanged for (x) Voting Stock of the surviving corporation which is not Redeemable Capital Stock or (y) cash, securities and other property (other than Capital Stock of the surviving corporation) in an amount which could be paid by Holdings or the Company as a Restricted Payment in accordance with Section 1012 (and such amount shall be treated as a Restricted Payment subject to the provisions of Section 1012) and (B) no "person" or "group" (other than the Permitted Holders) "beneficially owns" immediately after such transaction, directly or indirectly, more than 50% of the voting power of the total outstanding Voting Stock of the surviving corporation; (iv) Holdings or the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under Article Eight; and (v) the failure of Holdings to "beneficially own" 100% of the voting power of the total outstanding Voting Stock of the Company.

          "Change of Control Offer" has the meaning specified in
Section 1010.

          "Change of Control Purchase Date" has the meaning specified in Section 1010.

          "Closing Date" means March __, 1995.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Commission" means the Securities and Exchange
Commission, as from time to time constituted, created under this Exchange Act, or if at any time after the execution of the Indenture such Commission is not existing and performing substantially the same duties as are now assigned to it, then the body performing such duties at such time.

          "Company" means United Stationers Supply Co., a corporation incorporated under the laws of Illinois, until a successor Person shall have become such pursuant to Article 8, and thereafter "Company" shall mean such successor Person.

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any one of the following: its Chairman, its President, any Vice President, its Treasurer or an Assistant Treasurer, and delivered to the Trustee.

          "Consolidated Fixed Charge Coverage Ratio" of Holdings means, for any period, the ratio of (a) the sum of Consolidated Net Income (Loss), Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-cash Charges deducted in computing Consolidated Net Income (Loss) in each case, for such period, of Holdings and its Restricted Subsidiaries on a Consolidated basis, all determined in accordance with GAAP to (b) the sum of Consolidated Interest Expense for such period and cash and non-cash dividends required to be paid or accrued on any Preferred Stock of Holdings and its Restricted Subsidiaries during such period; provided that (i) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate, shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and
(B) which was not outstanding during the period for which the computation is being made but which bears at the option of Holdings, a fixed or floating rate of interest, shall be computed by applying at the option of Holdings, either the fixed or floating rate and (ii) in making such computation, the Consolidated Interest Expense of Holdings and its Restricted Subsidiaries attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

          "Consolidated Income Tax Expense" means, for any period, the provision for federal, state, local and foreign income taxes of Holdings and its Restricted Subsidiaries for such period as determined in accordance with GAAP on a Consolidated basis.

          "Consolidated Interest Expense" of Holdings means, without duplication, for any period, the sum of (a) the interest expense of Holdings and its Restricted Subsidiaries for such period, on a Consolidated basis, including, without limitation, (i) amortization of debt discount (other than debt discount attributable solely to a discount in the purchase price of Indebtedness sold with an equity security, to the extent of the amount of the value reasonably attributed in good faith to such equity security at the time of such sale and reflected in an Officer's Certificate delivered promptly thereafter to the Trustee), (ii) the net cost under Interest Rate Agreements (including amortization of discounts), (iii) the interest portion of any deferred payment obligation, (iv) accrued interest and (v) the amortization of deferred financing costs, plus (b)(i) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by Holdings during such period and (ii) all capitalized interest of Holdings and its Restricted Subsidiaries [less (c) the amortization of any deferred financing costs incurred with respect to the issuance of the Securities or the borrowings under the Senior Bank Facility, to the extent paid prior to or on the Closing Date], in each case as determined in accordance with GAAP on a Consolidated basis.

          "Consolidated Net Income (Loss)" of Holdings means, for any period, the Consolidated net income (or loss) of Holdings and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (loss), by excluding, without duplication, (i) all extraordinary gains or losses (less all fees and expenses relating thereto), (ii) the portion of net income (or loss) of Holdings and its Restricted Subsidiaries allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by Holdings or one of its Restricted Subsidiaries, (iii) net income (or loss) of any Person combined with Holdings or any of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan, (v) net gains (but not losses) less all fees and expenses relating thereto in respect of dispositions of assets other than in the ordinary course of business, (vi) the net income of any Unrestricted Subsidiary, except to the extent paid to Holdings or any Restricted Subsidiary in cash as a dividend distribution and (vii) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to such Restricted Subsidiary or its stockholders.

          "Consolidated Net Worth" of any Person means the Consolidated stockholders' equity (excluding Redeemable Capital Stock) of such Person and its subsidiaries (or, in the case of Holdings or the Company, the Restricted Subsidiaries), as determined in accordance with GAAP on a Consolidated basis.

          "Consolidated Non-cash Charges" of Holdings means, for any period, the aggregate depreciation, amortization and other non-cash charges of Holdings and its Restricted Subsidiaries reducing the Consolidated Net Income of Holdings and its Restricted Subsidiaries on a Consolidated basis for such period, as determined in accordance with GAAP (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period).

          "Consolidation" means, with respect to any Person, the consolidation of the accounts of such Person and each of its subsidiaries (or, in the case of Holdings or the Company, the Restricted Subsidiaries) if and to the extent the accounts of such Person and each of its subsidiaries (or, in the case of Holdings or the Company, the Restricted Subsidiaries) would normally be consolidated with those of such Person, all in accordance with GAAP. The term "Consolidated" shall have a similar meaning.

          "Contract Rate" means, for any Quarterly Period, a rate per annum equal to the lesser of (a) the sum of (i) the Base Rate as of the Quarterly Date immediately preceding the first day of such Quarterly Period plus (ii) the Applicable Margin as of such Quarterly Date plus (iii) during any period when the Incremental Rate shall be applicable, the Incremental Rate and (b) 20%.

          "Corporate Trust Office" means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at _______________, __________, _____________________, except that with respect to presentation of Securities for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted which office shall initially be located at __________________________________,
____________________________, _________________________.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Defaulted Interest" has the meaning specified in Section
308.

          "Depositary" means The Depository Trust Company, its nominees and their respective successors.

          "Designated Senior Indebtedness" means (i) all Senior Indebtedness under the Senior Bank Facility and (ii) any other Senior Indebtedness in a principal amount of at least $50 million, and which is specifically designated by the Company in the agreement governing or the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness."

          "Employment Agreements" means the employment agreements, dated the Closing Date, between the Company and each of __________, __________, and __________.

          "Event of Default" has the meaning specified in Section
501.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Offer" means the exchange offer that may be effected pursuant to the Registration Rights Agreement.

          "Exchange Securities" has the meaning stated in the first recital of this Indenture and refers to any Exchange Securities containing terms substantially identical to the Initial Securities (except that such Exchange Securities shall not contain terms with respect to transfer restrictions) that are issued and exchanged for the Initial Securities pursuant to the Registration Rights Agreement and this Indenture.

          "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm'slength transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy as determined by the Board of Directors in good faith and evidenced by a resolution of the Board of Directors.

          "Federal Funds Rate" means, as of any Quarterly Date, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal
Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such Quarterly Date, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to The Chase Manhattan Bank, N.A. on such Business Day on such transactions as determined by the Trustee.

          "GAAP" or "Generally Accepted Accounting Principles" means generally accepted accounting principles in the United States, consistently applied, which are in effect at the time any given calculation is made or any given financial statement is prepared.

          "Guarantee" means the guarantee by any Guarantor of the Company's Indenture Obligations pursuant to a guarantee given in accordance with this Indenture.

          "Guaranteed Debt" of any Person means, without duplication, all Indebtedness of any other Person guaranteed directly or indirectly in any manner by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor against loss; provided that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

          "Guarantor" means Holdings and each Restricted Subsidiary that is organized under the laws of the United States or any state or territory thereof, including the District of Columbia, other than United Business Computers, Inc.

          "Holder" means a Person in whose name a Security is registered in the Security Register.

          "Holdings" means United Stationers, Inc., a Delaware corporation.

          "Incremental Rate" shall have the meaning specified in
Section 1021.

          "incur" shall have the meaning ascribed thereto in
Section 1011; provided that with respect to any Indebtedness of any Subsidiary that is owing to the Company or another Subsidiary, (a) any disposition, pledge or transfer of such Indebtedness to any Person (other than the Company or a Wholly Owned Subsidiary or a pledge to lenders under the Senior Bank Facility) shall be deemed to be an incurrence of such Indebtedness and (b) any transaction pursuant to which a Wholly Owned Subsidiary (which is an obligor on Indebtedness permitted by Section 1011(b)(4)) ceases to be a Wholly Owned Subsidiary shall be deemed to be an incurrence of such Indebtedness.

          For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

          "Indebtedness" means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities or in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding, if, and to the extent, any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (iv) all obligations under Interest Rate Agreements of such Person, (v) all Capital Lease Obligations of such Person, (vi) all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vii) all Guaranteed Debt of such Person and (viii) all Redeemable Capital Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to Section 1011, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

          "Indenture Obligations" means the obligations of the Company and any other obligor, including any Guarantor, under this Indenture or under the Securities to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with this Indenture, the Securities and the performance of all other obligations to the Trustee and the Holders under this Indenture and the Securities, according to the terms thereof.

          "Initial Holders" means ______________________.

          "Initial Securities" has the meaning stated in the first recital of this Indenture.

          "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

          "Interest Rate Agreements" means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

          "Investments" means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued by, any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP.
In addition, the Fair Market Value of the net assets of any Restricted Subsidiary at the time such Restricted Subsidiary is designated an Unrestricted Subsidiary shall be deemed to be an "Investment" made by the Company in such Unrestricted Subsidiary. The amount of any non-cash Investment shall be equal to the Fair Market Value of the assets invested, as determined in good faith by
(i) in the case of any Investment in excess of $500,000, the Board of Directors of the Company (provided that such determination is evidenced by a Board Resolution) or (ii) in any other case, an executive officer of the Company.

          "Lien" means any mortgage, charge, pledge, lien
(statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

          "Management Services Agreements" means the management
services agreements dated the Closing Date between __________ and
__________.

          "Maturity" when used with respect to any Security means the date on which the principal of such Security becomes due and payable as therein provided or as provided in this Indenture, whether at Stated Maturity, the Change of Control Purchase Date, the Repurchase Date or the redemption date and whether by declaration of acceleration, offer in respect of Excess Proceeds, Change of Control, call for redemption or otherwise.

          "Merger" means the merger of Associated Holdings, Inc. with and into Holdings and the merger of Associated Stationers, Inc. with and into the Company, in each case pursuant to the Agreement and Plan of Merger dated as of February 15, 1995, among such persons, pursuant to which Holdings was the surviving corporation and the Company survived as a Wholly Owned Subsidiary of Holdings.

          "Net Cash Proceeds" means (a) with respect to any Asset Sale by any Person, the proceeds thereof in the form of cash or Temporary Cash Investments including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Temporary Cash

Investments (except to the extent that such obligations are

financed or sold with recourse to the Company or any Restricted

Subsidiary) net of (i) brokerage commissions and other actual fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale, (iv)

amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any

liabilities associated with such Asset Sale and retained by the

Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to

environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an

Officers' Certificate delivered to the Trustee and (b) with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock or Indebtedness or Capital Stock that have been converted into or exchanged for Capital Stock, the proceeds of such issuance or sale in the form of cash or Temporary

Cash Investments, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorneys'

fees, accountants' fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

          "Obligor" means the Company and each Guarantor. "Offer" has the meaning specified in Section 1016. "Offer Date" has the meaning specified in Section 1016. "Officers' Certificate" means a certificate signed by the Chairman, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

          "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, including an employee of the Company, and who shall be reasonably acceptable to the Trustee.

          "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture (including without limitation Secondary Securities), except:
          (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;
         (ii) Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities;
     provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;
        (iii) Securities, except and only to the extent provided in Sections 1302 and 1303, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Thirteen; and
         (iv) Securities which have been paid pursuant to Section 308 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture;
provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgees right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.
          "Pari Passu Indebtedness" means any Indebtedness of the Company or a Guarantor that is pari passu in right of payment to the Securities or a Guarantee of the Securities, as the case may be.
          "Paying Agent" means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (and premium, if any, on) or interest on any Securities on behalf of the Company.
          "Permitted Holders" means Wingate Partners, L.P., Wingate Partners II, L.P., ASI Partners, L.P., Cumberland Capital Corporation, Good Capital Co. Inc., Boise Cascade Corporation, Chase Manhattan Investment Holdings, Inc., Whirlpool Financial Corporation, James Johnson, Michael Rowsey, Daniel Schleppe, Daniel Bushell and Robert Eberspacher, all such Persons being stockholders of Holdings on the Closing Date.
          "Permitted Indebtedness" shall have the meaning specified in Section 1011.

          "Permitted Investment" means (i) investments in the Company or any Restricted Wholly Owned Subsidiary or any Person which, as a result of such Investment, becomes a Restricted Wholly Owned Subsidiary; (ii) Indebtedness of the Company or a Restricted Subsidiary described in Section 1011(b)(5) or (6); (iii) Temporary Cash Investments; (iv) Investments acquired by the Company or any Restricted Subsidiary in connection with an Asset Sale permitted under Section 1016 to the extent such Investments are non-cash proceeds as permitted under such covenant; (v) guarantees of Indebtedness otherwise permitted herein; (vi) Investments in existence on the Closing Date; (vii) customer advances not to exceed $250,000 at any one time outstanding; (viii) travel and relocation loans and advances made to employees in the ordinary course of business not to exceed $200,000 at any one time outstanding; (ix) Investments received in settlement of defaulted receivables or in connection with the bankruptcy or reorganization of suppliers and customers and in connection with the settlement of other disputes with customers and suppliers arising in the ordinary course of business; (x) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (xi) operating deposit accounts with banks; (xii) obligations under Interest Rate Agreements; and (x) additional Investments not to exceed $1,000,000 at any one time outstanding.
          "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

          "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 307 in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

          "Preferred Stock" means with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred stock whether now outstanding, or issued after the date of this Indenture, and including, without limitation, all classes and series of preferred or preference stock.

          "Prime Rate" means, as of any Quarterly Date, the prime commercial lending rate of The Chase Manhattan Bank, N.A., or any successor thereto as of such Quarterly Date.

          "Public Equity Offering" means a bona fide underwritten sale to the public of Common Stock of the Company or of Holdings, to the extent that the net cash proceeds thereof are paid to the Company as a capital contribution, pursuant to a registration statement (other than Form S-8 or a registration statement relating to securities issuable by any benefit plan of Holdings, the Company or any Subsidiary) that is declared effective by the Commission.

          "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

          "Quarterly Dates" means the three-month anniversaries of the Closing Date; provided that if any such date is not a Business Day the relevant Quarterly Date shall be the next succeeding
Business Day.

          "Quarterly Period" means the period beginning on the date of the initial issuance of the Securities and ending on the first
Quarterly Date and each three-month period commencing on the first day following the end of the immediately preceding Quarterly
Period.

          "Redeemable Capital Stock" means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to any Stated Maturity of the principal of the Securities or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof.

          "Redemption Date", when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

          "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

          "Registration Rights Agreement" means the Registration
Rights Agreement between the Company and _________________, dated as of the date hereof, relating to the Securities.

          "Registration Statement" means a Registration Statement as defined in the Registration Rights Agreement.

          "Regular Record Date" for the interest payable on any Interest Payment Date means the ____________ or ____________
(whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

          "Reorganization Debt Securities" shall mean, with respect to any Obligor, equity securities or debt securities of such Person as reorganized or readjusted or of any other company, trust or organization provided for by a plan of reorganization or readjustment that expressly gives effect to the subordination of the Securities to all Senior Indebtedness and provided that, in the case of any such debt securities (a) such debt securities are subordinated, to at least the same extent as the Securities, to the payment of all Senior Indebtedness that will be outstanding after giving effect to such plan of reorganization or readjustment, (b) such debt securities shall not be entitled to the benefits of covenants or defaults materially more beneficial to the holders of such debt securities than those in effect with respect to the Senior Indebtedness on the date hereof (or the Senior Indebtedness, after giving effect to such plan of reorganization or readjustment) and (c) the agreements and instruments governing such debt securities shall not provide for any purchase, redemption, retirement or other acquisition for value of, or any setting apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or any scheduled payment or prepayment of the principal of such debt securities prior to the three-month anniversary of the final scheduled maturity date of the Senior Indebtedness (as modified by such plan of reorganization or readjustment).

          "Repurchase Date" has the meaning specified in
Section 1016.

          "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Restricted Subsidiary" means any Subsidiary other than an Unrestricted Subsidiary.

          "Sale and Leaseback Transaction" means any transaction or series of related transactions pursuant to which the Company or a Restricted Subsidiary sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the seller or transferor.

          "Secondary Securities" means the additional Securities issued or issuable in payment of accrued interest on the Securities at a rate in excess of 15% per annum on any Interest
Payment Date or any date on which Defaulted Interest in respect thereof is payable.

          "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture including without limitation Secondary Securities. For all purposes of this Indenture, the term "Securities" shall include any Exchange Securities that are issued and exchanged for any Securities pursuant to the Registration Rights Agreement and this Indenture and, for purposes of this Indenture, all Securities and Exchange Securities shall vote together as one series of Securities under this Indenture.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Security Register" and "Security Registrar" shall have the respective meanings specified in Section 305.

          "Senior Bank Facility" means the Credit Agreement, dated as of March 30, 1995, among the Company, Holdings, the lenders named therein and The Chase Manhattan Bank, N.A., as agent, and any ancillary documents executed in connection therewith, as such agreements may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructuring, replacements, supplementations or other modifications of the foregoing). For purposes of this Indenture, "Senior Bank Facility" shall include any amendments, renewals, extensions, substitutions, refinancings, restructuring, replacements, supplements or any other modifications that increase the principal amount of the Indebtedness or the commitments to lend thereunder and have been made in compliance with the provisions of Section 1011.

          "Senior Guarantor Indebtedness" means, with respect to any Guarantor, the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy laws whether or not allowable as a claim in such proceeding) on any Indebtedness of such Guarantor (except as otherwise provided in this definition), whether outstanding on the Closing Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to such Guarantor's Guarantee of the Securities. Without limiting the generality of the foregoing, "Senior Guarantor Indebtedness" shall include the principal of (and premium, if any) and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or feign bankruptcy laws whether or not allowable as a claim in such proceeding) and all other obligations of ever nature of any Guarantor from time to time owned under the Senior Bank Facility; provided, however, that any Indebtedness under any refinancing, refunding or replacement of the Senior Bank Facility shall not constitute Senior Guarantor Indebtedness to the extent that the Indebtedness thereunder is by its express terms subordinate to any other Indebtedness of any Guarantor. Notwithstanding the foregoing, "Senior Guarantor Indebtedness" shall not include any of the following (whether or not constituting Indebtedness herein): (i) Indebtedness evidenced by the Guarantees of the Securities, (ii) Indebtedness that, by its express terms, is subordinate or junior in right of payment to any Indebtedness of any Guarantor, (iii) Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11 United States Code, is without recourse to any Guarantor, (iv) Indebtedness which is represented by Redeemable Capital Stock, (v) any liability for foreign, federal, state, local or other taxes owed or owing by any Guarantor, (vi) Indebtedness owed by any Guarantor to a Subsidiary and (vii) any trade payables.

          "Senior Indebtedness" means the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or feign bankruptcy law whether or not allowable as a claim in such proceeding) on any Indebtedness of the Company (except as otherwise provided in this definition), whether outstanding on the date hereof or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Indebtedness" shall include the principal of (and premium, if any) and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy laws whether or not allowable as a claim in such proceeding) and all other obligations of every nature of the Company from time to time owed under the Senior Bank Facility; provided, however, that any Indebtedness under any refinancing, refunding or replacement of the Senior Bank Facility shall not constitute Senior Indebtedness to the extent that the Indebtedness thereunder is by its express terms subordinate to any other Indebtedness of the Company. Notwithstanding the foregoing, "Senior Indebtedness" shall not include any of the following (whether or not constituting Indebtedness herein): (i) Indebtedness evidenced by the Securities, (ii) Indebtedness that is, by its express terms, subordinated or junior right of payment to any Indebtedness of the Company, (iii) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11 United States Code, is without recourse to the Company, (iv) Indebtedness which is represented by Redeemable Capital Stock, (v) any liability for foreign, federal, state, local or other taxes owed or owing by the Company, (vi) Indebtedness of the Company to a Subsidiary and (vii) any trade payables.

          "Senior Subordinated Credit Agreement" means the Senior Subordinated Credit Agreement, dated as of March 30, 1995 among the Company, Holdings, the lenders party thereto and The Roebling Fund, as agent, as amended, modified or supplemented from time to time.

          "Senior Subordinated Obligations" is defined to mean any principal of, premium, if any, or interest on the Securities payable pursuant to the terms of the Securities or upon acceleration, including any amounts received upon the exercise of rights of rescission or other rights of action (including claims for damages) or otherwise, to the extent relating to the purchase price of the Securities or amounts corresponding to such principal, premium, if any, or interest on the Securities.

          "Significant Subsidiary" means, at any date of determination any Restricted Subsidiary that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the Consolidated revenues of the Company or (ii) as of the end of such fiscal year, was the owner of more than 10% of the Consolidated assets of the Company, all as set forth on the most recently available Consolidated financial statements of the Company for such fiscal year.

          "Special Record Date" for the payment of any Defaulted
Interest means a date fixed by the Trustee pursuant to
Section 308.

          "Stated Maturity" when used with respect to any Indebtedness or any installment of interest thereon, means the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest is due and payable.

          "Subordinated Indebtedness" means Indebtedness of the Company or a Guarantor subordinated in right of payment to the Securities or a Guarantee of the Securities, as the case may be.

          "Subsidiary" means any Person a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by Holdings or by one or more other
Subsidiaries.

          "Temporary Cash Investments" means (i) any evidence of Indebtedness with a maturity of one year or less and issued by the United States of America, or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (ii) any certificate of deposit with a maturity of one year or less and issued by, or a time deposit of, a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500,000,000 whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. ("Moody's") or any successor rating agency or "A-1" (or higher) according to Standard and Poor's Corporation ("S&P") or any successor rating agency, (iii) commercial paper with a maturity of one year or less and issued by a corporation (other than an Affiliate or Subsidiary of Holdings) organized and existing under the laws of any state of the United States of America or the District of Columbia with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A1" (or higher) according to S&P and (iv) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500,000,000.

          "Trust Indenture Act" means the Trust Indenture Act of
1939, as amended.

          "Unrestricted Subsidiary" means (i) any Subsidiary which at the time of determination shall be designated an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below), (ii) any Subsidiary of an Unrestricted Subsidiary, and (iii) [existing foreign subsidiaries]. The Board of Directors of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as (a) neither the Company nor any Restricted Subsidiary is directly or indirectly liable for any Indebtedness of such Subsidiary, (b) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity,
(c) neither the Company nor any Restricted Subsidiary has made an Investment in such Subsidiary unless such Investment was permitted under, and made in accordance with, Section 1012 and (d) neither the Company nor any Restricted Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than those that might be obtained at the time from Persons who are not Affiliates of the Company. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing a Board Resolution with the Trustee giving effect to such designation and, for purposes of Section 1012, shall constitute the making of an Investment in such Unrestricted Subsidiary as provided under the definition of Investment. The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary if immediately after giving effect to such designation there would be no Default or Event of Default hereunder and the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to
Section 1011.

          "Voting Stock" means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

          "Wholly Owned Subsidiary" means a Subsidiary all the Capital Stock of which (other than directors' qualifying shares or a de minimus number of shares required, under applicable law, to be owned by foreign nationals) is owned by the Company or another Wholly Owned Subsidiary; and "Restricted Wholly Owned Subsidiary" means a Wholly Owned Subsidiary that is a Restricted Subsidiary.

          SECTION 102.  Compliance Certificates and Opinions.

          Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant, if compliance therewith constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.
          Every certificate with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 1008(a)) shall include:
          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
          (3) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
          SECTION 103.  Form of Documents Delivered to Trustee.
          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
          Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel has actual knowledge that the certificate or opinion or representations with respect to such matters are erroneous.
          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
          SECTION 104.  Acts of Holders.
          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.
          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution, by an attestation of another authorized officer or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
          (c) The principal amount and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.
          (d) If the Company shall solicit from the Holders of Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 10 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date.
          (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.
          SECTION 105.  Notices, etc., to Trustee and Company.
          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,
          (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Department, or
          (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this Indenture, or at any other address previously furnished in writing to the Trustee by the Company.
             SECTION 106.  Notice to Holders; Waiver.
          Where this Indenture provides for notice of any event to Holders by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
          In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.
          SECTION 107. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of
Contents are for convenience only and shall not affect the construction hereof.
          SECTION 108.  Successors and Assigns.
          All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.
          SECTION 109.  Separability Clause.

          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          SECTION 110.  Benefits of Indenture.
          Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Securities Registrar and their successors hereunder, and the Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.
          SECTION 111.  Governing Law.
          This Indenture and the Securities shall be governed by and construed in accordance with the law of the State of New York applicable to contracts to be performed entirely in that state.
          SECTION 112.  Legal Holidays.
          In any case where any Interest Payment Date, Redemption Date, or Stated Maturity or Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, or at the Stated Maturity or Maturity; provided that no additional interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be, through such next succeeding Business Day.
             SECTION 113.  No Recourse Against Others.
          A director, officer, employee or stockholder, as such,

of the Company or of a Guarantor shall not have any liability for any obligations of the Company or a Guarantor under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a

Security, each Holder shall waive and release all such liability.

The waiver and release shall be part of the consideration for the issue of the Securities.

     ARTICLE TWO

                          SECURITY FORMS

          SECTION 201.  Forms Generally.

          The Initial Securities shall be known as the "Floating Rate Senior Subordinated Securities due 2005" and the Exchange Securities shall be known as the "Floating Rate Senior Subordinated Securities due 2005", in each case, of the Company. The Securities and the Trustee's certificate of authentication shall be in substantially the forms annexed hereto as Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or the Depositary or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security. Each Security shall be dated the date of its authentication.
          The definitive Securities may be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Securities, as evidenced by their execution of such Securities.
          The terms and provisions contained in the form of the Securities annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.
          Initial Securities shall be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A.
          SECTION 202.  Restrictive Legends.
          Unless and until (i) an Initial Security is sold under an effective Registration Statement or (ii) an Initial Security is exchanged for an Exchange Security in connection with an effective Exchange Offer, in each case pursuant to the Registration Rights Agreement, each such Initial Security shall bear the following legend (the "Private Placement Legend") on the face thereof:
               THIS SECURITY HAS NOT BEEN REGISTERED
          UNDER THE SECURITIES ACT OF 1933, AS AMENDED
          (THE "SECURITIES ACT"), OR ANY STATE
          SECURITIES LAWS.  NEITHER THIS SECURITY NOR
          ANY INTEREST OR PARTICIPATION HEREIN MAY BE
          REOFFERED, SOLD, ASSIGNED, TRANSFERRED,
          PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF
          IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS
          SUCH TRANSACTION IS EXEMPT FROM, OR NOT
          SUBJECT TO, THE REGISTRATION REQUIREMENTS OF
          THE SECURITIES ACT.  THE HOLDER OF THIS
          SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO
          OFFER, SELL OR OTHERWISE TRANSFER SUCH
          SECURITY, PRIOR TO THE DATE WHICH IS THREE
          YEARS AFTER THE LATER OF THE ORIGINAL ISSUE
          DATE HEREOF AND THE LAST DATE ON WHICH THE
          COMPANY OR ANY AFFILIATE OF THE COMPANY WAS
          THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR
          OF THIS SECURITY) ONLY (A) TO THE COMPANY, (B)
          PURSUANT TO A REGISTRATION STATEMENT WHICH HAS
          BEEN DECLARED EFFECTIVE UNDER THE SECURITIES
          ACT, (C) TO AN INSTITUTIONAL "ACCREDITED
          INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH
          (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE
          SECURITIES ACT THAT IS ACQUIRING THIS SECURITY
          FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF
          SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR,"
          FOR INVESTMENT PURPOSES AND NOT WITH A VIEW
          TO, OR FOR OFFER OR SALE IN CONNECTION WITH,
          ANY DISTRIBUTION IN VIOLATION OF THE
          SECURITIES ACT, IN EACH CASE IN A MINIMUM
          PRINCIPAL AMOUNT OF $1,000,000, OR (D)
          PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM
          THE
          REGISTRATION REQUIREMENTS OF THE SECURITIES

          ACT, SUBJECT TO THE COMPANY'S AND THE

          TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE

          OR TRANSFER (i) PURSUANT TO CLAUSES (C) or (D)

          TO REQUIRE THE DELIVERY OF AN OPINION OF

          COUNSEL, CERTIFICATION AND/OR OTHER

          INFORMATION SATISFACTORY TO EACH OF THEM, AND

          (ii) IN EACH OF THE FOREGOING CASES (CLAUSES

          (A) THROUGH (D)), TO REQUIRE THAT A

          CERTIFICATE OF TRANSFER IN THE FORM APPEARING

          ON THE OTHER SIDE OF THIS SECURITY IS

          COMPLETED AND DELIVERED BY THE TRANSFEROR TO

          THE TRUSTEE.

     ARTICLE THREE

                         THE SECURITIES

             SECTION 301.  Title and Terms.

          The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $[130,000,000], except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 304, 305, 306, 906, 1010, 1016 or 1108.


          The Stated Maturity of the Securities shall be _____________, 2005, and they shall bear interest at the Contract Rate from __________, 1996, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable in cash on ____________, 1996 and semiannually thereafter on __________ and __________ in each year and at said Stated Maturity, until the principal thereof is paid or duly provided for; provided that (i) all interest accruing at a rate in excess of 15% per annum ("Excess Interest") may, at the option of the Company (but subject to proviso (ii) below), be payable by the issuance and delivery on the applicable Interest Payment Date of Secondary Securities in an aggregate principal amount equal to the amount of Excess Interest, (ii) Secondary Securities shall be issuable only in denominations of $1,000 and integral multiples thereof, and any Excess Interest which, after aggregating all Excess Interest due on any Interest Payment Date to a single Holder (irrespective of the number of individual Securities registered in the name of such Holder), would exceed the nearest whole multiple of $1,000 shall be payable in cash and (iii) during any period when the rate of interest provided for in Section 503 of this Indenture shall be applicable, interest shall accrue at said rate and be payable by the Company from time to time in cash, or in Secondary Securities to the extent provided in provisos (i) and (ii), upon demand of the Trustee.


          Pursuant to and in accordance with the terms of Section 1021, the interest rate borne by the Securities shall be increased by an amount not to exceed more than one percent per annum in the aggregate for the periods specified in Section 1021 during which any Exchange Offer registration process is delayed.


          The principal of (and premium, if any, on) and interest on the Securities shall be payable at the office or agency of the Company maintained for such purpose as provided in Section 1002; provided, however, that at the option of the Company interest may be paid, subject to the next following proviso, by mailing of a check for cash interest and duly executed certificates for Secondary Securities, if any, to the addresses of the Persons entitled hereto as such addresses shall appear on the Security Register, any certificates for Secondary Securities to be mailed by registered mail; and provided, further, that any Initial Holder or its nominee or any Affiliate of such Initial Holder may enter into a written agreement with the Company whereby the Company agrees to cause the Trustee to pay all sums and duly executed certificates for Secondary Securities becoming due on the Securities for principal, premium and interest in the manner provided therein or in such other manner as such Holder may designate to the Company in writing, in all cases without any presentment or surrender of any Security, and the Trustee will, to the extent it has received adequate funds and duly executed certificates for Secondary Securities for such purpose from the Company, make all such payments in such manner, provided that (1) an executed counterpart or conformed copy of such agreement shall be filed with, the Trustee, and (2) such agreement contains the undertaking of such Holder that it will, prior to disposing of any Security held by it (or its nominee), make notation thereon of the amount of all payments of principal previously made thereon and the date to which interest thereon has been paid, and will present the same to the Trustee for inspection or submit the same to the Trustee for such notation, or surrender the same in exchange for a new Security for the unpaid balance of the principal amount thereof. The Trustee agrees to act in accordance with any such agreement so filed with it. The Senior Subordinated Credit Agreement shall be deemed to constitute such an Agreement and the Trustee acknowledges filing with it of an executed counterpart or conformed copy thereof. The Company agrees to indemnify and hold the Trustee (in its individual capacity and as Trustee) and each of its officers, directors, attorneys-in-fact and agents harmless for acting in accordance with any agreement filed with it as provided in this paragraph.
          The Securities shall be redeemable as provided in Article Eleven.
          The Securities shall be subordinated in right of payment to Senior Indebtedness as provided in Article Fifteen.
          SECTION 302.  Denominations.
          The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.
          SECTION 303.  Execution, Authentication, Delivery and
Dating.
          The Securities shall be executed on behalf of the Company by its Chairman, its President or a Vice President, and attested by its Secretary, an Assistant Secretary or any Vice President. The signature of any of these officers on the Securities may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Securities.
          Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.
          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities.

           Each Security shall be dated the date of its authentication.

          No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

          In case the Company, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Securities as specified in such request for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

          SECTION 304.  Temporary Securities.

          Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

          If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

          SECTION 305.  Registration, Registration of Transfer and
Exchange.

          The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Security Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as security registrar (the "Security Registrar") for the purpose of registering Securities and transfers of Securities as herein provided.

          Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 1002, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations of a like aggregate principal amount.

          At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive; provided that no exchange of Initial Securities for Exchange Securities shall occur until the Exchange Offer shall have been declared effective by the Commission and that the Initial Securities to be exchanged for the Exchange Securities shall be cancelled by the Trustee.

          All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company and any Guarantors, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

          Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906, 1010, 1016 or 1108 not involving any transfer.
          The Company shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the selection of Securities to be redeemed under Section 1104 and ending at the close of business on the day of such mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.
            SECTION 306.  Special Transfer Provisions.
          Unless and until (i) an Initial Security is sold under an effective Registration Statement, or (ii) an Initial Security is exchanged for an Exchange Security in connection with an effective Exchange Offer, in each case pursuant to the Registration Rights Agreement, the following provisions shall apply:
          (a) Registration of Transfers. The Registrar shall register the transfer of any Initial Security, whether or not such Initial Security bears the Private Placement Legend, if
     (x) the requested transfer is at least three years after the later of the date the Securities were acquired from the Company or from an Affiliate of the Company or (y) the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit B hereto and, if requested by the Company or the Trustee, an opinion of counsel satisfactory to each of them.
          (b) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.
          (c) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.
          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to
Section 306. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.
          SECTION 307.  Mutilated, Destroyed, Lost and Stolen
Securities.
          If (i) any mutilated Security is surrendered to the Trustee, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee (at the expense of the Holder) such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen
Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

          Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company and any Guarantor, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

          SECTION 308.  Payment of Interest; Interest Rights
Preserved.

          Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date immediately prior to such Interest Payment Date at the office or agency of the Company maintained for such purpose pursuant to Section 1002; provided, however, that each installment of interest may at the Company's option be paid by mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to
Section 308, to the address of such Person as it appears in the Security Register.

          Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 30 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

          (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall not be deemed impracticable by the Trustee.

          Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

          SECTION 309.  Persons Deemed Owners.

          Prior to the due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any, on) and (subject to Sections 305 and 308) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

          SECTION 310.  Cancellation.

          All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. If the Company shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures and certification of their disposal delivered to the Company unless by Company Order the Company shall direct that cancelled Securities be returned to it.
          SECTION 311.  Computation of Interest.
          Interest on the Securities shall be computed on the

basis of a 360-day year of twelve 30-day months.

     ARTICLE FOUR

                    SATISFACTION AND DISCHARGE

          SECTION 401. Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect
(except as to surviving rights of registration of transfer or exchange of the Securities, as expressly provided for herein) as to all Outstanding Securities when

          (1)  either

                    (a)  all the Securities theretofore
          authenticated and delivered (other than lost, stolen or destroyed Securities which have been replaced or paid as provided in Section 307) have been cancelled or have been delivered to the Trustee for cancellation; or
                    (b) all Securities not theretofore delivered to the Trustee for cancellation
                              (i)  have become due and payable, or
                              (ii) will become due and payable at
               their Stated Maturity within one year, or
                              (iii)     are to be called for
               redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and accrued interest at such Stated Maturity or redemption date;

          (2) the Company or any Guarantor has paid or caused to be paid all other sums payable under this Indenture by the Company and each Guarantor; and
          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that (a) all conditions precedent hereunder relating to the satisfaction and discharge of this Indenture have been complied with and (b) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Indenture.
             SECTION 402.  Application of Trust Money.
          Subject to the provisions of the last paragraph of

Section 1003, all money deposited with the Trustee pursuant to

Section 401 shall be held in trust and applied by it, in

accordance with the provisions of the Securities and this

Indenture, to the payment, either directly or through any Paying

Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

     ARTICLE FIVE

                             REMEDIES

          SECTION 501.  Events of Default.

          "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):


          (1) there shall be a failure to pay any interest on any Security when it becomes due and payable, and such failure shall continue for a period of 30 days;


          (2) there shall be a failure to pay the principal of (or premium, if any, on) any Security at its Maturity (upon acceleration, optional or mandatory redemption, required repurchase or otherwise);


          (3) (a) there shall be a failure to perform, or breach of, any covenant or agreement of the Company, Holdings, or any Guarantor under this Indenture (other than a failure in the performance, or breach, of a covenant or agreement which is specifically dealt with in clauses (1) or (2) or in clauses (b), (c) and (d) of this clause (3)) and such failure or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities, specifying such failure or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under this Indenture; (b) there shall be a failure in the performance or breach of the provisions described in Article Eight; (c) the Company shall have failed to make or consummate an Offer in accordance with the provisions of Section 1016; or (d)
the Company shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of Section 1010;
     (4) one or more defaults shall have occurred under any agreements, indentures or instruments under which the Company or any Restricted Subsidiary then has outstanding
Indebtedness in excess of $10,000,000 in the aggregate and, if not already matured at its final maturity in accordance with its terms, such Indebtedness shall have been accelerated;
     (5) any Guarantee shall for any reason cease to be, or shall be asserted in writing by any Guarantor, Holdings or the Company not to be, in full force and effect and enforceable in accordance with its terms or any Subsidiary shall fail to Guarantee the Securities as required by Section 1017;
    (6) one or more judgments, orders or decrees for the payment of money in excess of $10,000,000, either individually or in the aggregate (net of amounts covered by insurance, bond, surety or similar instrument), shall be entered against the Company, any Restricted Subsidiary or any of their respective properties and shall not be discharged and either (a) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or
(b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

     (7) there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of the Company, Holdings or any Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging the Company, Holdings or any Significant Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, Holdings or any Significant Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company, Holdings or any Significant Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

     (8)  (a) the Company, Holdings or any Significant
Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (b) the Company, Holdings or any Significant Subsidiary consents to the entry of a decree or order for relief in respect of the Company, Holdings or any Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (c) the Company, Holdings or any Significant Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (d) the Company, Holdings or any Significant Subsidiary (x) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company, Holdings or any Significant Subsidiary or of any substantial part of their respective properties, (y) makes an assignment for the benefit of creditors or (z) admits in writing its inability to pay its debts generally as they become due or (e) the Company, Holdings or any Significant Subsidiary takes any corporate action in furtherance of any such actions in this clause (8).
          SECTION 502.  Acceleration of Maturity; Rescission and
Annulment.
          If an Event of Default (other than as specified in Section 501(7) or 501(8)) shall occur and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding may, and the Trustee at the request of such Holders shall, declare all unpaid principal of, premium, if any, and accrued interest on all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Securities); provided that so long as the Senior Bank Facility is in effect, such declaration shall not become effective until the earlier of (a) five business days after receipt of such notice of acceleration from the Holders or the Trustee by the agent under the Senior Bank Facility or (b) acceleration of the Indebtedness under the Senior Bank Facility. Thereupon such principal shall become immediately due and payable, and the Trustee may, at its discretion, proceed to protect and enforce the rights of the Holders of Securities by appropriate judicial proceeding. If an Event of Default specified in Section 501(7) or 501(8) occurs and is continuing, then all the Securities shall ipso facto become and be immediately due and payable, in an amount equal to the principal amount of the Securities, together with accrued and unpaid interest, if any, to the date the Securities become due and payable, without any declaration or other act on the part of the Trustee or any Holder. The Trustee or, if notice of acceleration is given by the Holders, the Holders shall give notice to the agent under the Credit Agreement of any such acceleration; provided that failure to give such notice shall not affect the validity thereof.
          At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of Securities Outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:
          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay:
                    (a) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,
                    (b)  all overdue interest on all Securities,
          and
                    (c)  to the extent that payment of such
          interest is lawful, interest upon overdue interest at the rate borne by the Securities;
          (2) all Events of Default, other than the non-payment of principal of the Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513; and

          (3) the rescission will not conflict with any judgment or decree.

          No such rescission shall affect any subsequent default or impair any right consequent thereon.

          SECTION 503.  Collection of Indebtedness and Suits for
Enforcement by Trustee.

          The Company covenants that if:

          (a) default is made in the payment of any installment of interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

          (b) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, except costs and expenses incurred as a result of the Trustee's negligence or bad faith. To the extent that any interest is required pursuant to Section 301 to be paid by delivery of Secondary Securities, the Company will, together with the foregoing cash payment, deliver to the Trustee duly executed certificates for such Secondary Securities in the requisite aggregate principal amount.

          If the Company fails to pay such amounts and deliver such Secondary Securities forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums and Secondary Securities so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company, any Guarantor, or any other obligor upon the Securities and collect the moneys and Secondary Securities adjudged or decreed to be payable in the manner provided by law out of the property of the Company, any Guarantor, or any other obligor upon the Securities, wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          SECTION 504.  Trustee May File Proofs of Claim.

           In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, unless incurred as a result of the Trustee's negligence or bad faith) and of the Holders allowed in such judicial proceeding, and

          (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, unless incurred as a result of the Trustee's negligence or bad faith, and any other amounts due the Trustee under Section 606.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 505.  Trustee May Enforce Claims Without
Possession of Securities.

          All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

           SECTION 506.  Application of Money Collected.

          Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: To the payment of all amounts due the Trustee under Section 606;

          SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any, on,) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and

          THIRD: The balance, if any, to the Person or Persons entitled thereto.

          SECTION 507.  Limitation on Suits.

          No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (2) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the Holders of a majority or more in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

          SECTION 508.  Unconditional Right of Holders to Receive
Principal, Premium and Interest.

          Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Twelve) and in such Security of the principal of (and premium, if any, on) and (subject to Section
308) interest on, such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

          SECTION 509.  Restoration of Rights and Remedies.

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

           SECTION 510.  Rights and Remedies Cumulative.

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 307, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

            SECTION 511.  Delay or Omission Not Waiver.

          No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          SECTION 512.  Control by Holders.

          The Holders of not less than a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that

          (1) such direction shall not be in conflict with any rule of law or with this Indenture,

          (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

          (3) the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not consenting.

          SECTION 513.  Waiver of Past Defaults.

          The Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default

          (1) in respect of the payment of the principal of (or premium, if any, on) or interest on any Security, or
          (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.
          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.
          SECTION 514.  Waiver of Stay or Extension Laws.
          The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
          SECTION 515.  Undertaking for Costs.
          In any suit for the enforcement of any right or remedy

under this Indenture or the Securities or in any suit against the

Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section does not apply to a suit by the Trustee or a suit by Holders of more than

10% in principal amount of the Securities.

     ARTICLE SIX

                            THE TRUSTEE

          SECTION 601.  Notice of Defaults.

          Within 45 days after the occurrence of any Default hereunder, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any, on) or interest on any Security or in the payment of any sinking fund installment, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.


             SECTION 602.  Certain Rights of Trustee.


          Subject to the provisions of TIA Sections 315(a) through 315(d):

     (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;
    (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of gross negligence or bad faith on its part, rely upon an Officers' Certificate;

     (4) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

     (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

       (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

      (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

     (8) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

    (9) the Trustee shall not be required to take notice or be deemed to have notice of any Default under this Indenture except failure by the Company to cause to be made any of the payments to the Trustee required to be made by Article Three hereof unless the Trustee shall be specifically notified in writing of such default by the Company, or by Holders of at least 10% in principal amount of the Outstanding Securities. All notices or the instruments required by this Indenture to be delivered to the Trustee must, in order to be effective, be delivered at the Corporate Trust Office, and in the absence of such notice so delivered the Trustee may conclusively assume there is no default except as aforesaid.
          (10) if an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture, and shall use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.
          The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
          SECTION 603. Trustee Not Responsible for Recitals or Issuance of Securities.
          The recitals contained herein and in the Securities, except for the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that any statements made by it in a Statement of Eligibility and Qualification of Form T-1 supplied to the Company are (or when delivered, will be) true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.
          SECTION 604.  May Hold Securities.
          The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.
          SECTION 605.  Money Held in Trust.
          Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.
           SECTION 606.  Compensation and Reimbursement.
          The Company agrees:
          (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          The obligations of the Company under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Company, the Trustee shall have a claim prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any, on) or interest on particular Securities.

          SECTION 607.  Corporate Trustee Required; Eligibility.

          There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign promptly in the manner and with the effect hereinafter specified in this Article.

          SECTION 608.  Resignation and Removal; Appointment of
Successor.

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 609.

          (b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 609 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (c) The Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.
          (d)  If at any time:
          (1) the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or
          (2)  the Trustee shall cease to be eligible under
     Section 607(a) and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or
          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor trustee and supersede the successor trustee appointed by the Company. If no successor trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee.
          (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor trustee to the Holders of Securities in the manner provided for in Section 106. Each notice shall include the name of the successor trustee and the address of its Corporate Trust Office.
          SECTION 609. Acceptance of Appointment by Successor. Every successor trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts.
          No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee shall be qualified and eligible under this Article.
          SECTION 610. Merger, Conversion, Consolidation or Succession to Business.
          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor trustee had itself authenticated such Securities; and in case at that time any of the Securities shall not have been authenticated, any successor trustee may, upon receipt of a Company Order, authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
     ARTICLE SEVEN
         HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY
          SECTION 701.  Disclosure of Names and Addresses of
Holders.
          Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).
          SECTION 702.  Reports by Trustee.
          Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Securities, the Trustee shall transmit to the Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 if required by TIA Section 313(a).
     ARTICLE EIGHT
       CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE
           SECTION 801.  Company and Each Guarantor May
Consolidate, etc., Only on Certain Terms.

          (a) The Company shall not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to any Person or group of affiliated Persons (and the Company will not permit any Restricted Subsidiary to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposal of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis to any other Person or group of affiliated Persons) unless at the time and after giving effect thereto:

          (1)  either

                    (i)  the Company shall be the continuing
          corporation; or
                    (ii) the Person (if other than the Company) formed by such consolidation or into which the Company or such Subsidiary is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company or such Subsidiary, as the case may be, substantially as an entirety (the "Surviving Entity") shall be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person assumes, by a supplemental indenture in a form reasonably satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture, and this Indenture shall remain in full force and effect;
          (2) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;
          (3) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the Company (or the Surviving Entity other than the Company), is equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;
          (4) immediately before and immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), the Company (or the Surviving Entity if other than the Company), could incur $1.00 of additional Indebtedness under Section 1011 (other than Permitted Indebtedness); and
          (5) the Company or the Surviving Entity shall have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, lease or other transaction and the supplemental indenture in respect thereto comply with this Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.
          (b) Each Guarantor shall not, and (except in the case of Holdings) the Company shall not permit any Guarantor to, in a single transaction or through a series of related transactions, merge or consolidate with or into any other corporation (other than the Company or any Restricted Wholly Owned Subsidiary) or other entity, sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets on a consolidated basis to any entity (other than the Company or any Restricted Wholly Owned Subsidiary) unless at the time and after giving effect thereto:
          (1)  either
                    (i)  such Guarantor shall be the continuing
          corporation; or
                    (ii) the entity (if other than such Guarantor) formed by such consolidation or into which such Guarantor is merged or the entity which acquires by sale, assignment, conveyance, transfer, lease or disposition the properties and assets of such Guarantor shall be a corporation duly organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture, executed and delivered to the Trustee, in a form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under its Guarantee and this Indenture;
          (2) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and
          (3) such Guarantor shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or disposition and such supplemental indenture comply with this Indenture, and thereafter all obligations of the predecessor shall terminate.
provided that the foregoing shall not apply to any Guarantor (other than Holdings) if (A) immediately after such merger, consolidation, sale, assignment, conveyance, transfer, lease or other disposition, such Guarantor and the Person with which such Guarantor merges or consolidates or the assignee, conveyee, transferee, lessee or recipient of such other disposition are not Subsidiaries and (B) Section 1016 hereof is complied with in connection with such transaction.
          SECTION 802.  Successor Substituted.
          Upon any consolidation of the Company, Holdings or any other Guarantor with or merger of the Company, Holdings or any other Guarantor with or into any other corporation or any sale, assignment, conveyance, transfer, lease or other deposition of the properties and assets of the Company (or any Guarantor), substantially as an entirety to any Person in accordance with
Section 801(a) or Section 801(b), the successor Person formed by such consolidation or into which the Company, Holdings or any other Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Guarantor, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Company or the Guarantor, as the case may be herein, and in the event of any such conveyance or transfer, the Company (which term shall for this purpose mean the Person named as the "Company" in the first paragraph of this Indenture or any successor Person which shall theretofore become such in the manner described in Section 801(a)), or the Guarantor, as the case may be, except in the case of a lease, shall be discharged of all obligations and covenants under this Indenture and the Securities and may be dissolved and liquidated.
          ARTICLE NINE
                      SUPPLEMENTAL INDENTURES
          SECTION 901.  Supplemental Indentures Without Consent of
Holders.
          Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:
          (1) to evidence the succession of another Person to the obligations under this Indenture and the Securities of the Company or any Guarantor and the assumption by any such successor of the covenants of the Company and any Guarantor contained herein and in the Securities; or
          (2) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; or
          (3)  to add any additional Events of Default; or
          (4) to evidence and provide for the acceptance of appointment hereunder by a successor trustee pursuant to the requirements of Section 609; or
          (5) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided that such action shall not adversely affect the interests of the Holders in any material respect; or
          (6) to comply with any requirement of the Commission in connection with qualifying this Indenture under the TIA.
          SECTION 902.  Supplemental Indentures with Consent of
     Holders.

          With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

          (1) change the Stated Maturity of the principal of, or any installment of interest on, any Security or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof;

          (2) amend, change or modify the obligation of the Company to make and consummate an Offer with respect to any Asset Sale or Asset Sales in accordance with Section 1016 or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with Section 1010, including amending, changing or modifying any definitions with respect thereto;

          (3) reduce the percentage in principal amount of Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver;

          (4)  modify any of the provisions of this Section or
     Section 513, except to increase the percentage of Outstanding Securities required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby;

          (5) except as otherwise permitted under Article Eight consent to the assignment or transfer by the Company or any Guarantor of any of its rights and obligations under this Indenture; or

          (6) amend or modify any of the provisions of this Indenture relating to any Guarantee of the Securities in any manner adverse to the Holders of the Securities or any Guarantee of the Securities.

          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

          SECTION 903.  Execution of Supplemental Indentures.

          In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.
          SECTION 904.  Effect of Supplemental Indentures.
          Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
          SECTION 905.  Conformity with Trust Indenture Act.
          Every supplemental indenture executed pursuant to the Article shall conform to the requirements of the Trust Indenture Act as then in effect.
          SECTION 906.  Reference in Securities to Supplemental
Indentures.
          Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.
          SECTION 907. Notice of Supplemental Indentures. Promptly after the execution by the Company and the
Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 106, setting forth in general terms the substance of such supplemental indenture.
     ARTICLE TEN
                             COVENANTS
          SECTION 1001.  Payment of Principal, Premium, if any,
and Interest.
          The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any, on) and interest on the Securities in accordance with the terms of the Securities and this Indenture.
          SECTION 1002.  Maintenance of Office or Agency.
          The Company will maintain an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Corporate Trust Office of the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

          The Company may also from time to time rescind the above designation and designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such subsequent designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

          SECTION 1003.  Money for Security Payments to Be Held in
Trust.

          If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any, on) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

          Whenever the Company shall have one or more Paying Agents for the Securities, it will, on or before each due date of the principal of (and premium, if any, on), or interest on, any Securities, deposit with a Paying Agent a sum in same day funds and duly executed certificates for Secondary Securities sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum and certificates for Secondary Securities to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

          The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

          (1) hold all sums and certificates for Secondary Securities held by it for the payment of the principal of (and premium, if any, on) or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums and certificates for Secondary Securities shall be paid to such Persons or otherwise disposed of as herein provided;

          (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest; and

          (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums and certificates for Secondary
     Securities so held in trust by such Paying Agent.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums and certificates for Secondary Securities held in trust by the Company or such Paying Agent, such sums and certificates for Secondary Securities to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.
          Any money and certificates for Secondary Securities deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any, on) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money and certificates for Secondary Securities, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, reasonable notice under the circumstances that such money and certificates for Secondary Securities remain unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.
          SECTION 1004.  Corporate Existence.
          Subject to Article Eight, and as long as any Securities remain Outstanding, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and each Restricted Subsidiary; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders. This Section 1004 shall not prohibit the Company from taking any action otherwise permitted by, and made in accordance with, the provisions of this Indenture.
          SECTION 1005.  Payment of Taxes and Other Claims.
          The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or upon the income, profits or property of the Company or any Restricted Subsidiary and (b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of the Company or any Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

             SECTION 1006.  Maintenance of Properties.

          The Company will cause all properties owned by the Company or any Restricted Subsidiary or used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Restricted Subsidiary and not disadvantageous in any material respect to the Holders.

          SECTION 1007.  Insurance.

          The Company will at all times keep all of its and its Restricted Subsidiaries' properties which are of an insurable nature insured with insurers, believed by the Company to be responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties.

          SECTION 1008.  Statement by Officers As to Default.

          (a) The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture. Such certificate shall state that such officer has reviewed this Indenture and believes that either (a) the Company and Guarantors are in compliance with terms thereof or (b) the Company and Guarantors are not in compliance with terms thereof. For purposes of this Section 1008(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

          (b) When any Default has occurred and is continuing under this Indenture, or if the trustee for or the holder of any other evidence of Indebtedness of the Company or any Restricted Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness in the principal amount of less than $1,000,000), the Company shall deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission an Officers' Certificate specifying such event, notice or other action within five Business Days of its occurrence.

          SECTION 1009.  Provision of Financial Statements.

          Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Sections 13(a) or 15(d) if the Company were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject.
          The Company will also in any event (a) within 15 days of each Required Filing Date (1) transmit by mail to all Holders, as their names and addresses appear in the Security Register without cost to such Holders and (2) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to such Sections and (b) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder at the Company's cost.
          SECTION 1010.  Purchase of Securities upon Change in
Control.
          (a) If a Change of Control shall occur at any time, then the Company shall be obligated to make an offer to purchase all of the Outstanding Securities (a "Change of Control Offer") and the Company shall purchase all of the then Outstanding Securities validly tendered pursuant to such Change of Control Offer, in whole or in part in integral multiples of $1,000, at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount of such Securities, plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Purchase Date"), pursuant to the procedures set forth in paragraphs (b), (c) and (d) of this Section.
                                   (b)  Within 15 days following
                              any Change of Control, the Company
                              shall notify the Trustee thereof and
                              shall give to each Holder of the
                              Securities in the manner provided in
                              Section 106, a notice stating:
          (1) that a Change of Control has occurred and that such Holder has the right to require the Company to repurchase such Holder's Securities at the Change of Control Purchase Price;
          (2) the Change of Control Purchase Price and the Change of Control Purchase Date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act;
          (3) that any Security not tendered will continue to accrue interest;
          (4) that, unless the Company defaults in the payment of the purchase price, any Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and
          (5) the procedures that a Holder must follow to accept a Change of Control Offer or to withdraw such acceptance.
          (c) Holders electing to have Securities purchased will be required to surrender such Securities with an appropriate execution form duly executed to the Company at the address specified in the notice at least 10 Business Days prior to the Purchase Date. Holders will be entitled to withdraw their election if the Company receives, not later than three Business Days prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities delivered for purchase by the Holder as to which his election is to be withdrawn and a statement that such Holder is withdrawing his election to have such Securities purchased. Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.
          (d) The Company and Holdings will comply with any applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.
          (e) Holdings will not, and will not permit any Subsidiary to, create or permit to exist or become effective any restriction (other than restrictions in effect on the Closing Date with respect to Indebtedness outstanding on the Closing Date and refinancings thereof) that would materially impair the ability of the Company to make a Change of Control Offer to purchase the Securities or, if such Change of Control Offer is made, to pay for the Securities tendered for purchase.
            SECTION 1011.  Limitation on Indebtedness.
          (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, create, issue, assume, incur, guarantee, or otherwise in any manner become directly or indirectly liable for (collectively, "incur") any Indebtedness (including any Acquired Indebtedness); provided that the Company may incur Indebtedness (including any Acquired Indebtedness) if
(A) the Consolidated Fixed Charge Coverage Ratio of Holdings for the four full fiscal quarters immediately preceding the incurrence of such Indebtedness taken as one period (and after giving pro forma effect to (i) the incurrence of such Indebtedness and the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, at the beginning of such four-quarter period; (ii) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period (except that, in making such computation, the amount of Indebtedness outstanding under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such four-quarter period); (iii) in the case of Acquired Indebtedness, the related acquisition as if such acquisition occurred at the beginning of such four-quarter period; and (iv) any acquisition or disposition by the Company or its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale or asset purchase or sale, as if such acquisition or disposition, as the case may be, occurred at the beginning of such four-quarter period, and any related incurrence or repayment of Indebtedness, in each case since the first day of such four-quarter period, assuming such acquisition or disposition had been consummated on the first day of such four-quarter period) is 3.00:1.00 and (B) if such Indebtedness is Subordinated Indebtedness, such Indebtedness shall have an Average Life to Stated Maturity longer than the Average Life to Stated Maturity of the Securities and a final Stated Maturity of principal later than the final Stated Maturity of principal of the Securities.
          (b) The foregoing limitation will not apply to the incurrence of any of the following (collectively, "Permitted Indebtedness"):
          (1) (i) Indebtedness of the Company under the term loan portions of the Senior Bank Facility at any time in an aggregate principal amount not to exceed an amount equal to $200,000,000 minus all principal amounts actually repaid under the term loan portions of the Senior Bank Facility (including amounts repaid pursuant to Section 1016 hereof) and (ii) Indebtedness of the Company outstanding under the revolving credit portion of the Senior Bank Facility at any time in an aggregate amount equal to the greater of (I) the Borrowing Base and (II) $300,000,000;
          (2) subject to Section 1017, Guarantees by Restricted Subsidiaries of Indebtedness of the Company; provided that such Indebtedness of the Company is incurred in compliance with the provisions of this Indenture;
          (3) Indebtedness of the Company pursuant to the Securities and Indebtedness of any Guarantor pursuant to its Guarantee of the Securities;
          (4) Indebtedness of the Company outstanding on the Closing Date;
          (5) Indebtedness of the Company owing to a Restricted Wholly Owned Subsidiary, provided that any such Indebtedness
     (i) is made pursuant to an intercompany note in the form attached hereto and (ii) is subordinated in right of payment to the prior payment and performance of the Company's obligations under the Securities, if applicable; provided further that (A) any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to a Restricted Wholly Owned Subsidiary or a pledge to or for the benefit of any holder of Senior Indebtedness) or (B) any transaction to which such Restricted Wholly Owned Subsidiary ceases to be a Restricted Wholly Owned Subsidiary shall be deemed to be an incurrence of such Indebtedness by the Company not permitted by this clause (5);
          (6) Indebtedness of a Restricted Wholly Owned Subsidiary owing to the Company or to a Restricted Wholly Owned Subsidiary; provided that, with respect to Indebtedness owing to any Restricted Wholly Owned Subsidiary, (i) any such Indebtedness is made pursuant to an intercompany note in the form attached hereto and (ii) any such Indebtedness shall be subordinated in right of payment to the payment and performance of such Subsidiary's obligations under its Guarantee of the Securities, if applicable; provided further that (A) any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Company or a Restricted Wholly Owned Subsidiary or a pledge to or for the benefit of any holder of Senior Indebtedness) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (6), and (B) any transaction pursuant to which any Restricted Wholly Owned Subsidiary, which has Indebtedness owing to the Company or any other Restricted Wholly Owned Subsidiary, ceases to be a Restricted Wholly Owned Subsidiary shall be deemed to be an incurrence of Indebtedness by such Subsidiary that is not permitted by this clause (6);
          (7) any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a "refinancing") of any Indebtedness described in clauses (3) and (4) of this paragraph (b) (including any successive refinancings), so long as the aggregate principal amount of Indebtedness represented thereby is not increased by such refinancing, except by an amount equal to the lesser of (i) the stated amount of any premium, interest or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or
     (ii) the amount of premium, interest or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses incurred in connection with such refinancing; provided that in the case of Pari Passu Indebtedness or Subordinated Indebtedness, (A) such new Indebtedness does not have a shorter Average Life to Stated Maturity or a final Stated Maturity of principal earlier than the Indebtedness being refinanced, (B) in the case of Pari Passu Indebtedness, such new Indebtedness is pari passu with, or subordinated to, the Securities and (C) in the case of Subordinated Indebtedness, such new Indebtedness is subordinated to the Securities at least to the same extent as the Indebtedness being refinanced; and provided further that in no event may Indebtedness of the Company be refinanced with Indebtedness of any Restricted Subsidiary pursuant to this clause (7);
          (8) Indebtedness of the Company consisting of Capitalized Lease Obligations or purchase money obligations, in addition to that described in clauses (1) through (7) of this paragraph (b), not to exceed $10,000,000 outstanding at any one time in the aggregate;
          (9) other Indebtedness of the Company (whether or not constituting purchase money obligations or Capitalized Lease Obligations) not to exceed $20,000,000 at any one time outstanding; and
         (10) Indebtedness of the Company consisting of Interest Rate Agreements designed to protect the Company from, or control the exposure of the Company to, fluctuations in interest rates in respect of Indebtedness; provided that the maximum liability of the Company thereunder is not increased beyond the principal amount of the related Indebtedness.
          SECTION 1012.  Limitation on Restricted Payments.
          (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:
          (1) declare or pay any dividend on, or make any distribution to holders of, any shares of its Capital Stock (other than (I) dividends or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire such Qualified Capital
      Stock and (II) dividends and distributions paid to the Company);
          (2) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any shares of the Capital Stock of Holdings, the Company or any Restricted Subsidiary (other than any Restricted Wholly Owned Subsidiary) or options, warrants or other rights to acquire such Capital Stock;
          (3) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to the relevant scheduled principal payment, sinking fund or maturity, or Subordinated Indebtedness; or
          (4) make any Investment in any Person, including, without limitation, any Unrestricted Subsidiary (other than any Permitted Investments)
(any of the foregoing actions described in clauses (1) through (4), collectively, "Restricted Payments") unless after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined in good faith by the Board of Directors of the Company, such determination to be conclusive and evidenced by a Board Resolution), (A) no Default or Event of Default shall have occurred and be continuing and such Restricted Payment shall not cause or constitute any of the foregoing; (B) immediately before and immediately after giving effect to such transaction on a pro forma basis, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under
Section 1011(a); and (C) the aggregate amount of all such Restricted Payments declared or made after the Closing Date (including such Restricted Payment) does not exceed the sum of:

          (I) 25% of the aggregate cumulative Consolidated Net Income (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of Holdings accrued on a cumulative basis during the period (taken as one accounting period) beginning on the date of the Merger and ending on the last day of the Company's last fiscal quarter ending prior to the date of the Restricted Payment;

         (II) the aggregate Net Cash Proceeds received after the Closing Date by the Company from the issuance or sale (other than to any of its Subsidiaries) of its shares of Qualified Capital Stock or any options, warrants or rights to purchase such shares of Qualified Capital Stock (less the value of any equity security referred to (and determined in accordance with) the parenthetical in clause (a)(i) of the definition of Consolidated Interest Expense;

        (III) the aggregate Net Cash Proceeds received after the Closing Date by the Company (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase shares of Qualified Capital Stock of the Company;

         (IV) the aggregate Net Cash Proceeds received after the Closing Date by the Company from Indebtedness of the Company or Redeemable Capital Stock of the Company that have been converted into or exchanged for Qualified Capital Stock of the Company (or rights to purchase such Qualified Capital Stock), to the extent such Indebtedness of the Company or Redeemable Capital Stock of the Company was originally incurred or issued for cash, plus the aggregate Net Cash
       Proceeds received by the Company at the time of such conversion or exchange;
          (V) without duplication of any of the foregoing, 100% of the aggregate Net Cash Proceeds received by the Company as a capital contribution from Holdings; plus
         (VI) to the extent not included in Consolidated Net Income, the net reduction (received by the Company or any Restricted Subsidiary in cash) in Investments (other than Permitted Investments) made by the Company and the Restricted Subsidiaries since the Closing Date, not to exceed, in the case of any Investments in any Person, the amount of Investments (other than Permitted Investments) made by the Company and Restricted Subsidiaries in such Person since the Closing Date.
          (b) Notwithstanding the foregoing, and in the case of clauses (2), (3), (4), (5), (6), (7) and (8) below, so long as there is no Default or Event of Default continuing, the foregoing provisions shall not prohibit the following actions:
          (1) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would be permitted by the provisions of paragraph (a) of this Section 1012 (such payment shall be deemed to have been paid on such date of declaration for purposes of the calculation required by paragraph (a) of this
     Section 1012);
          (2) the repurchase, redemption, or other acquisition or retirement of any shares of any class of Capital Stock of the Company or warrants, options or other rights to acquire such stock in exchange for, or out of the Net Cash Proceeds of, a substantially concurrent issue and sale (other than to a Subsidiary) for cash of, any Qualified Capital Stock of the Company or warrants, options or other rights to acquire such stock;
          (3) any repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of principal of any Subordinated Indebtedness or Pari Passu Indebtedness in exchange for, or out of the net proceeds of, a substantially concurrent issuance and sale (other than to a Subsidiary) for cash of any Qualified Capital Stock of the Company or warrants, options or other rights to acquire such stock;
          (4) the repurchase, redemption, defeasance, retirement or other acquisition for value or payment of principal of any Subordinated Indebtedness through the issuance of Indebtedness permitted by clause (6) of paragraph (b) of
     Section 1011;
          (5) the repurchase, redemption, acquisition or retirement of shares of Capital Stock of Holdings or options to purchase such shares, held by officers or employees or former officers or employees of Holdings and the Subsidiaries (or their estates or beneficiaries), other than Permitted Holders (or their estates or beneficiaries), upon death, disability, retirement, or termination of employment, pursuant to the terms of any employee stock option or stock purchase plan or agreement under which such shares were acquired; provided that the aggregate consideration paid for all such shares following the date hereof does not exceed $600,000 in any fiscal year of the Company; and provided further that the amount by which $600,000 exceeds the amount so used in any fiscal year of the Company shall be available to be so used in subsequent fiscal years of the Company;
          (6) payments to Holdings to the extent used by Holdings to pay its operating and administrative expenses including, without limitation, directors' fees, legal and audit expenses, Commission compliance expenses and corporate franchise and other taxes, not to exceed $750,000 in any fiscal year of the Company;
          (7) payments to Holdings, not to exceed $250,000 in the aggregate after the Closing Date, to the extent used by, Holdings to make cash payments to holders of its Capital Stock in lieu of the issuance of fractional shares of Capital Stock and to redeem or repurchase stock purchase or similar rights issued as a shareholder rights device; and
          (8) payments to Holdings of up to $1,000,000 in any fiscal year of the Company to the extent used by Holdings to satisfy its payment obligations under the Management Services Agreements, as in effect on the Closing Date.
The actions described in clauses (1) through (3) and clauses (5) through (7) of this paragraph (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (b) but shall reduce the amount that would otherwise be available for Restricted Payments under clause (C) of paragraph
(a) of this Section 1012 (provided that any dividend paid pursuant to clause (1) of this paragraph (b) shall reduce the amount that would otherwise be available under clause (C) of paragraph (a) of this Section 1012 when declared, but not also when paid pursuant to such clause (1)) and the actions described in clauses (4) and
(8) of this paragraph (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph and shall not reduce the amount that would otherwise be available for Restricted Payments under clause (C) of paragraph (a).
          SECTION 1013.  Limitation on Transactions with
Affiliates.

          The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets or property or the rendering of any services) with any Affiliate of the Company (other than a Restricted Wholly Owned Subsidiary) or any holder of 10% or more of any class of Capital Stock of Holdings, the Company or any Subsidiary or any Affiliate of any such Person or any Unrestricted Subsidiary, unless:
          (1) such transaction or series of transactions is in writing on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction in arm's-length dealings with an unrelated third party;
          (2) with respect to any such transaction or series of transactions involving aggregate payments in excess of $1,000,000, the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (1) above and such transaction or series of related transactions has been approved by the Board of Directors of the Company; and

          (3) with respect to a transaction or series of related transactions involving aggregate value in excess of $5,000,000, the Company delivers to the Trustee an opinion of an independent investment banking firm of national standing stating that the transaction or series of transactions is fair to the Company or such Restricted Subsidiary from a financial point of view.

The foregoing shall not apply to the performance of obligations under the Management Service Agreements [and the Employment
Agreements], in each case as in effect on the Closing Date.

          SECTION 1014.  Limitation on Senior Subordinated
Indebtedness.

          The Company and each Guarantor will not, directly or indirectly, incur or otherwise permit to exist any Indebtedness that is subordinate in right of payment to any Indebtedness of the Company or such Guarantor, as the case may be, unless such Indebtedness is also pari passu with the Securities or the Guarantee of the Securities by such Guarantor, as the case may be, or subordinate in right of payment to the Securities or such Guarantee of the Securities to at least the same extent as the Securities or such Guarantee are subordinate in right of payment to Senior Indebtedness or Senior Guarantor Indebtedness, as the case may be, as set forth herein.

          SECTION 1015.  Limitation on Liens.

          The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur, assume or suffer to exist any Lien of any kind upon any of its property or assets (including any shares of Capital Stock or Indebtedness of any Restricted Subsidiary), owned on the date hereof or acquired after the date hereof, or any income or profits therefrom, except if the Securities (or the Guarantee of the Securities, in the case of Liens on properties or assets of a Restricted Subsidiary that is a Guarantor) and all other amounts due hereunder and under the Securities are directly secured equally and ratably with (or prior to in the case of Liens with respect to Subordinated Indebtedness) the obligation or liability secured by such Lien, excluding, however, from the operation of the foregoing any of the following:

          (a)  any Lien existing as of the Closing Date;

          (b) any Lien arising by reason of (i) any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (ii) taxes, assessments or other governmental charges not yet delinquent or which are being contested in good faith; (iii) security for payment of workers' compensation or other insurance; (iv) good faith deposits in connection with tenders, leases or contracts (other than contracts for the payment of money); (v) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any property or assets material to the operation of the business of the Company or any Restricted Subsidiary or the value of such property or assets for the purpose of such business; (vi) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds with respect to matters not yet finally determined and being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof; or (vii) operation of law in favor of mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

          (c) any Lien now or hereafter existing on property of the Company or any Guarantor securing Senior Indebtedness or Senior Guarantor Indebtedness, as the case may be, of such Person in each case which Indebtedness was incurred in compliance with the terms of this Indenture;

          (d) any Lien securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Company which Indebtedness is permitted under Section 1011; provided that any such Lien only extends to the assets that were subject to such Lien securing such Acquired Indebtedness prior to the related acquisition; and

          (e) any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (d) so long as the amount of property or assets subject to such Lien is not increased thereby.

           SECTION 1016.  Limitation on Sale of Assets.

          (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (i) at least 75% of the proceeds from such Asset Sale are received in cash and (ii) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold.

          (b) If all or a portion of the Net Cash Proceeds of any Asset Sale are not required to be applied to repay permanently any Senior Indebtedness or Senior Guarantor Indebtedness then outstanding as required by the terms thereof, and the Company determines not to apply such Net Cash Proceeds to the permanent prepayment of such Senior Indebtedness or Senior Guarantor Indebtedness or if no such Senior Indebtedness or Senior Guarantor Indebtedness is then outstanding, then the Company may, within 12 months of the Asset Sale, invest (or enter into a written, legally binding agreement to invest, provided that the investment provided for in such commitment is actually made within 24 months of the Asset Sale) the Net Cash Proceeds in other properties and assets that will be used in the businesses of the Company existing on the date hereof. The amount of such Net Cash Proceeds neither used to permanently repay or prepay unsubordinated Indebtedness or unsubordinated Guarantor Indebtedness nor used or invested as set forth constitutes "Excess Proceeds."

          (c) When the aggregate amount of Excess Proceeds equals $10,000,000 or more, the Company shall, within 15 Business Days, apply the Excess Proceeds to the repayment of the Securities and any Pari Passu Indebtedness required to be repurchased under the instrument governing such Pari Passu Indebtedness as follows:
(i) the Company shall make an offer (an "Offer") to purchase, for cash, at 100% of the principal amount thereof, plus accrued and unpaid interest to the repurchase date (the "Repurchase Date") all Securities then outstanding in accordance with the procedures set forth in this Indenture the maximum principal amount (expressed as a multiple of $1,000) of Securities that may be purchased out of an amount (the "Security Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Securities, and the denominator of which is the sum of the outstanding principal amount of the Securities and such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate principal and accrued and unpaid interest to the Repurchase Date of all Securities tendered) and (ii) to the extent required by such Pari Passu Indebtedness, the Company shall make an offer to purchase or if, required by the terms of such Pari Passu Indebtedness, otherwise repurchase or redeem Pari Passu Indebtedness (a "Pari Passu Repayment") in an amount (the "Pari Passu Debt Amount") equal to the excess of the Excess Proceeds over the Security Amount; provided that in no event shall the Pari Passu Debt Amount exceed the principal amount of such Pari Passu Indebtedness plus the amount of any premium, if any, and accrued and unpaid interest required to be paid to repurchase such Pari Passu Indebtedness. To the extent that the aggregate principal amount of and accrued but unpaid interest with respect to the Securities tendered pursuant to the Offer is less than the Security Amount relating thereto or the aggregate amount of Pari Passu Indebtedness that is purchased is less than the Pari Passu Debt Amount, the Company shall use such amount for any purpose not prohibited by this Indenture. Upon completion of the purchase of all the Securities tendered pursuant to an Offer and the purchase of the Pari Passu Indebtedness pursuant to a Pari Passu Repayment, the amount of Excess Proceeds, if any, shall be reset at zero.
          (d) Holdings and the Company shall comply with any applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, Holdings and the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section by virtue thereof.
          (e) Holdings will not, and will not permit any Subsidiary to, create or permit to exist or become effective any consensual restriction (other than restrictions not more restrictive than those in effect under Indebtedness outstanding on the date of this Indenture) that would materially impair the ability of the Company to comply with the provisions of this
Section 1016.
          SECTION 1017.  Limitation on Issuances of Guarantees of
Indebtedness.
          (a) The Company will not permit any Restricted Subsidiary to incur any Guaranteed Debt, other than Guaranteed Debt in respect of Senior Indebtedness of the Company; provided that, concurrently with the incurrence of such Guaranteed Debt by any Restricted Subsidiary, the Restricted Subsidiary incurring such Guaranteed Debt shall execute a supplemental indenture setting forth such Restricted Subsidiary's senior subordinated guarantee of the Securities, such guarantee to be on the same terms as Holdings' guarantee of the Securities. Neither the Company nor any Guarantor shall be required to make a notation on the Securities or the Guarantees to reflect such Guarantee. In connection with such Guarantee of the Securities, such Restricted Subsidiary shall waive, and agree that it will not in any manner whatsoever claim or take the benefit or advantage of, any rights or reimbursement, indemnity or subrogation or any other rights against the Company or any Guarantor as a result of any payment by such Restricted Subsidiary with respect to such Guaranteed Debt.
          (b) Holdings will not incur any Guaranteed Debt with respect to any Pari Passu Indebtedness or Subordinated Indebtedness unless such Guaranteed Debt is subordinated (at least to the extent that Notes are subordinated in right of payment to Senior Indebtedness) in right of payment to (or, in the case of Guaranteed Debt with respect to Pari Passu Indebtedness, is pari passu in right of payment with) Holdings' Guarantee of the Notes.
          (c) The Company will cause each of its domestic Restricted Subsidiaries, other than United Business Computers, Inc. promptly upon becoming a Restricted Subsidiary, to execute a supplemental indenture providing for a Guarantee of the Securities on the same terms as Holdings' Guarantee of the Securities, including, without limitation, the waiver and agreement referred to in the last sentence of paragraph (a) above.
          SECTION 1018. Limitation on Subsidiary Capital Stock. The Company will not transfer, and will not permit the transfer or issuance of, any Capital Stock of any Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except for:
          (a) Capital Stock issued to and held by the Company or a Restricted Wholly Owned Subsidiary; and
          (b)  Capital Stock issued by a Person prior to the time
     (i) such Person becomes a Restricted Subsidiary, (ii) such Person merges with or into a Restricted Subsidiary or (iii) a Restricted Subsidiary merges with or into such Person; provided that such Capital Stock was not issued or incurred by such Person in anticipation of the type of transaction contemplated by subclause (i), (ii) or (iii). The foregoing shall not prohibit the pledge of any shares of Capital Stock permitted under Section 1015.
          SECTION 1019. Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.
           The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (a) pay dividends, in cash or otherwise, or make any other distribution on or in respect of its Capital Stock;

          (b) pay any Indebtedness owed to the Company or any other Subsidiary;

          (c) make any loans or advances to, or Investments in, the Company or any other Restricted Subsidiary; or
          (d) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except in any such case:
                    (1)  any encumbrance or restriction pursuant
          to an agreement in effect on the Closing Date;
                    (2)  any encumbrance or restriction, with
          respect to a Person that becomes a Subsidiary after the Closing Date, in existence at the time such Person becomes a Subsidiary and not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary;
                    (3)  any encumbrance or restriction existing
          under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (1) and (2), or in this clause (3), provided that the terms and conditions of any such encumbrances or restrictions are not materially less favorable to the Holders of the Securities than those under or pursuant to the agreement so extended, renewed, refinanced or replaced;
                    (4)  any encumbrance or restriction created
          pursuant to an asset sale agreement, stock sale agreement or similar instrument pursuant to a bona fide Asset Sale, the proceeds of which are applied as provided under this Indenture is to be consummated, so long as such restriction or encumbrance shall apply only to the assets subject to such Asset Sale and shall be effective only for a period from the execution and delivery of such agreement or instrument through the earlier of the consummation of such Asset Sale or the termination of such agreement or instrument;

                    (5)  customary non-assignment provisions of
          any lease governing any leasehold interest of the Company or any Restricted Subsidiaries; and

                    (6)  any encumbrance or restriction existing
          under or by reason of applicable law.

            SECTION 1020.  Waiver of Certain Covenants.

          The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1008 through 1019, inclusive, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.
          SECTION 1021. Payment of Incremental Rate Upon Failure to Register Securities.
          If the Company shall default in any obligation under the Registration Rights Agreement to effect the Exchange Offer
(as defined thereunder) or to prepare and file with the Commission under said Agreement a registration statement with respect to the Securities under the Securities Act for disposition under the Securities Act, or such registration statement shall fail to become effective, from and after the date on which such Exchange Offer or registration statement was to become effective (the "Scheduled Effective Date"), there shall accrue, and the Company shall pay to each Holder of a Security, additional interest on the aggregate outstanding principal amount of the Securities held by such Holder at the applicable Special Rate (as hereinafter defined) as follows:

          (a) if the Exchange Offer or such registration statement does not become effective by the Scheduled
     Effective Date, the rate at which there shall accrue and the Company shall pay additional interest on the Securities, effective on and after the first day after the Scheduled
     Effective Date, shall be equal to 1/4% per annum;

          (b) if the Exchange Offer or such registration statement is not declared effective on the 91st day after the Scheduled Effective Date, the rate at which there shall accrue and the Company shall pay additional interest on the Securities, effective on and after such 91st day, shall be equal to 1/2% per annum;

          (c) if the Exchange Offer or such registration statement is not declared effective on the 181st day after the Scheduled Effective Date, the rate at which there shall accrue and the Company shall pay additional interest on the Securities, effective on and after such 181st day, shall be equal to 3/4% per annum; and

          (d) if the Exchange Offer or such registration statement is not declared effective on the 271st day after the Scheduled Effective Date, the rate at which there shall accrue and the Company shall pay additional interest on the Securities, effective on and after such 271st day, shall be equal to 1% per annum.

The interest rate referred to in the preceding sentence shall be herein called the "Incremental Rate". Interest on the Securities shall cease to accrue and be payable pursuant to this Section 1021 on the date the applicable Exchange Offer or registration statement, as the case may be, is declared effective by the Commission. The Company shall notify the Trustee immediately after the occurrence of each and every event which pursuant to this Section 1021 results in any obligation to pay interest at the Incremental Rate, or any increase or decrease thereof.

     ARTICLE ELEVEN

                    REDEMPTION OF SECURITIES

          SECTION 1101.  Right of Redemption.

          The Securities will be subject to redemption at any time, at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' prior notice in amounts of $1,000 or an integral multiple thereof at 100% of the principal amount, in each case, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of holders of record on Regular Record Dates to receive interest due on a Redemption Date occurring after a Regular Record Date and on or prior to an Interest Payment Date); provided that immediately after giving effect to each such redemption prior to the issuance of the Exchange Securities or the effectiveness of a Registration Statement, at least $65,000,000 aggregate principal amount of the Securities remain outstanding.

             SECTION 1102.  Applicability of Article.

          Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

          SECTION 1103.  Election to Redeem; Notice to Trustee.

          The election of the Company to redeem any Securities pursuant to Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 1104.

          SECTION 1104.  Selection by Trustee of Securities to Be
Redeemed.

          If less than all the Securities are to be redeemed, the particular Securities to be redeemed or portions thereof to be redeemed pro rata shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption by lot or by any other method as the Trustee shall deem fair and reasonable consistent with the requirements of the Depositary and which may provide for the selection for redemption of portions of the principal of Securities; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than $1,000.

          The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

          SECTION 1105.  Notice of Redemption.

          Notice of redemption shall be given in the manner

provided for in Section 106 not less than 30 nor more than 60 days, prior to the Redemption Date, to each Holder of Securities to be redeemed.

          All notices of redemption shall state:

          (1)  the Redemption Date,

          (2)  the Redemption Price,

          (3) if less than all Outstanding Securities are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular
     Securities to be redeemed,

          (4) that on the Redemption Date the Redemption Price (together with accrued interest, if any, to the Redemption Date payable as provided in Section 1107) will become due and payable upon each such Security, or the portion thereof, to be redeemed, and that interest thereon will cease to accrue on and after said date, and

          (5) the place or places where such Securities are to be surrendered for payment of the Redemption Price.

          Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

            SECTION 1106.  Deposit of Redemption Price.

          Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Securities which are to be redeemed on that date.

          SECTION 1107.  Securities Payable on Redemption Date.

          Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 308.

          If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Securities.

            SECTION 1108.  Securities Redeemed in Part.

          Any Security which is to be redeemed only in part shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holders attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

     ARTICLE TWELVE
                           SINKING FUND
          SECTION 1201.  Mandatory Sinking Fund Payments.
          As a mandatory sinking fund for the retirement of the Securities, the Company will pay to the Trustee, on ___________, 2004, an amount in same day funds sufficient to redeem on such date one-half (rounded up to the nearest $1,000) in aggregate principal amount of Securities Outstanding at a redemption price equal to 100% of the principal amount thereof, together with accrued interest to the Redemption Date. Except to the extent expressly provided in Section 1202, Securities acquired or redeemed by the Company (other than through operation of the sinking fund) may not be credited against the sinking fund retirement. Such sinking fund payment shall be applied to the redemption of Securities on ______________, 2004 as herein provided.
          SECTION 1202.  Satisfaction of Sinking Fund Payments
with Securities.
          In the event that any Securities are registered for sale and sold under the Securities Act of 1933, the Company
(a) may deliver Outstanding Securities (other than any previously called for redemption) and (b) may apply as a credit Securities which have been redeemed pursuant to Sections 1101 and 1102, in each case in satisfaction of all or any part of the sinking fund payment required to be made pursuant to Section 1201, provided that the amount of such credit shall not exceed, and shall be applied solely to, that portion of the aggregate sinking fund payment allocated pursuant to the second paragraph of
Section 1105 to the registered Securities (as said term is defined in said paragraph), and shall not be used as a credit against the portion of such payment allocated to Securities other than such registered Securities. Each such Security shall be received and credited for such purpose by the Trustee, subject to the proviso to the immediately preceding sentence, at the Redemption Price specified in Section 1201 for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

          SECTION 1203.  Redemption of Securities for Sinking
Fund.

          On or before _________, 2004, the Company will deliver to the Trustee an Officers' Certificate specifying the portion of the sinking fund payment due on such Redemption Date, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities pursuant to Section 1202 and will also deliver, if not previously delivered, to the Trustee any Securities to be so delivered. Before ______________, 2004, the Trustee shall select the Securities to be redeemed on __________, 2004, in the manner specified in Section 1104. The Trustee shall cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in
Section 1105. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1107 and 1108.

     ARTICLE THIRTEEN

                DEFEASANCE AND COVENANT DEFEASANCE

          SECTION 1301.  Company's Option to Effect Defeasance or
Covenant Defeasance.

          The Company may, at its option and at any time, elect to have either Section 1302 or Section 1303 be applied to all Outstanding Securities upon compliance with the conditions set forth below in this Article Thirteen.

             SECTION 1302.  Defeasance and Discharge.

          Upon the Company's exercise under Section 1301 of the option applicable to this Section 1302, the Company and the Guarantors shall be deemed to have been discharged from their respective obligations with respect to all the Outstanding Securities on the date the conditions set forth in Section 1304 are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by Outstanding Securities except for (i) the rights of Holders of Outstanding Securities to receive payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (ii) the Company's obligations with respect to the Securities concerning issuing temporary Securities, registration of Securities, mutilated, destroyed, lost or stolen Securities, and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and (iv) this Article Thirteen.

          SECTION 1303.  Covenant Defeasance.

          Upon the Company's exercise under Section 1301 of the option applicable to this Section 1303, the Company and the Guarantors shall be released from their respective obligations under any covenant in Section 801 and in Sections 1008 through 1019 with respect to the Outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Securities shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under
Section 501(3) or Section 501(5), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

          SECTION 1304.  Conditions to Defeasance or Covenant
Defeasance.

          The following shall be the conditions to application of either Section 1302 or Section 1303 to the Outstanding Securities:

          (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 607 who shall agree to comply with the provisions of this Article Thirteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) cash in United States dollars in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any, on) and interest on the Outstanding Securities on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or installment of principal (such date being referred to as the "Defeasance Redemption Date")); provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities. Before such a deposit, the Company may give to the Trustee, in accordance with Section
1103 hereof, a notice of its election to redeem all of the Outstanding Securities at a future date in accordance with Article Eleven hereof, which notice shall be irrevocable.
Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank
(as defined in Section 3(a)(2) of the Securities Act of 1933, as amended), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.
     (2) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, with respect to Section 501(7) or Section 501(8), at any time during the period ending on the 91st day after the date of deposit.
    (3) Such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of the Company or any Guarantor.

    (4) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture.

          (5) In the case of an election under Section 1302, the Company shall have delivered to the Trustee an opinion of counsel to the effect that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case, to the effect that, and based thereon such opinion of counsel in the United States shall confirm that, the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.
          (6) In the case of an election under Section 1303, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.
          (7) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 123rd day following the deposit, the trust funds will not be subject to avoidance under any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.
          (8) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Securities or any Guarantee over the other creditors of the Company or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Guarantor or others;
          (9) No event or condition shall exist that would prevent the Company from making payments of principal of, premium, if any, and interest on the Securities on the date of such deposit or at any time ending on the 91st day after the date of such deposit; and
          (10)  The Company shall have delivered to the Trustee an

     Officers' Certificate and an Opinion of Counsel, which, taken together, state that all conditions precedent provided for relating to either the defeasance under Section 1302 or the covenant defeasance under Section 1303 (as the case may be)

     have been complied with.

     ARTICLE FOURTEEN

                      GUARANTEE OF SECURITIES

          SECTION 1401.  Note Guarantee.

          Subject to the provisions of this Article Fourteen, [each of the] Guarantors hereby, jointly and severally, fully, unconditionally and irrevocably guarantees to each Holder and to the Trustee on behalf of the Holders: (i) the due and punctual payment of the principal of, premium, if any, on and interest on each Security, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms of such Security and this Indenture and (ii) in the case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at Stated Maturity, by acceleration or otherwise, provided that this Guarantee shall not be enforceable against [any] Guarantor in an amount in excess of the net worth of [such] Guarantor at the time that determination of such net worth is, under applicable law, relevant to the enforceability of such Note Guarantee. Such net worth shall include any claim of such Guarantor against the Company for reimbursement and any claim against any other Guarantor for contribution. [Each of] the Guarantor[s] hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, the benefit of discussion, protest or notice with respect to any such Security or the debt evidenced thereby and all demands whatsoever (except as specified above), and covenants that this Guarantee will not be discharged as to any such Security except by payment in full of the principal thereof and interest thereon and as provided in Section 401 and Section 1302 or in the event of a transaction in compliance with Section 801(b)(1)(ii).
The maturity of the obligations Guaranteed hereby may be accelerated as provided in Article Five for the purposes of this Article Fourteen. In the event of any declaration of acceleration of such obligations as provided in Article Five, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor[s] for the purpose of this Article Fourteen. In addition, without limiting the foregoing provisions, upon the effectiveness of an acceleration under Article Five, the Trustee shall promptly make a demand for payment on the Securities under the Guarantee provided for in this Article Fourteen.

          If the Trustee or the Holder of any Security is required by any court or otherwise to return to the Company or any Guarantor, or any custodian, receiver, liquidator, trustee, sequestrator or other similar official acting in relation to the Company or such Guarantor, any amount paid to the Trustee or such Holder in respect of a Security, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each of the Guarantors further agrees, to the fullest extent that it may lawfully do so, that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, the maturity of the obligations Guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition extant under any applicable bankruptcy law preventing such acceleration in respect of the obligations Guaranteed hereby.

          Each of the Guarantors hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company or any other Guarantor that arise from the existence, payment, performance or enforcement of its obligations under this Note Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of the Holders against the Company or any Guarantor or any collateral which any such Holder or the Trustee on behalf of such Holder hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company or a Guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to a Guarantor in violation of the preceding sentence and the principal of, premium, if any, and accrued interest on the Securities shall not have been paid in full, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall forthwith be paid to the Trustee for the benefit of the Holders to be credited and applied upon the principal of, premium, if any, and accrued interest on the Securities. Each of the Guarantors acknowledges that it will receive direct and indirect benefits from the issuance of the Securities pursuant to this Indenture and that the waivers set forth in this Section 1401 are knowingly made in contemplation of such benefits.

          The Note Guarantee set forth in this Section 1401 shall not be valid or become obligatory for any purpose with respect to a Security until the certificate of authentication on such Security shall have been signed by or on behalf of the Trustee.

             SECTION 1402.  Obligations Unconditional.

          Except as provided in Section 1401, nothing contained in this Article Fourteen or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among [any] Guarantor and the holders of the Securities, the obligation of such Guarantor, which is absolute and unconditional, upon failure by the Company, to pay to the holders of the Securities the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Securities and creditors of [such] Guarantor, nor shall anything herein or therein prevent the holder of any Security or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture.

          Without limiting the foregoing, nothing contained in this Article Fourteen will restrict the right of the Trustee or the holders of the Securities to take any action to declare the Guarantee to be due and payable prior to the Stated Maturity of the Securities pursuant to Section 502 or to pursue any rights or remedies hereunder.

          SECTION 1403.  Notice to Trustee.

          [A] Guarantor shall give prompt written notice to the Trustee of any fact known to [such] Guarantor which prohibits the making of any payment to or by the Trustee in respect of the Guarantee pursuant to the provisions of this Article Fourteen other than any agreement in effect on the date hereof.

          SECTION 1404.  This Article Not to Prevent Events of
Default.

          The failure to make a payment on account of principal of, premium, if any, or interest on the Securities by reason of any provision of this Article Fourteen will not be construed as preventing the occurrence of an Event of Default.

          SECTION 1405. Subordination. The obligations of the Guarantor[s] under this Article Fourteen are expressly subordinate to all Senior Indebtedness as provided in Article Fifteen.
                          ARTICLE FIFTEEN
                    SUBORDINATION OF SECURITIES
          SECTION 1501.  Securities Subordinated to Senior
Indebtedness. Each Obligor and the Trustee each covenants and agrees and each Holder, by its acceptance of a Security, likewise covenant and agree that all Securities shall be issued subject to the provisions of this Article Fifteen; and each Person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that Senior Subordinated Obligations shall, to the extent and in the manner set forth in this Article Fifteen, be subordinated in right of payment to the prior payment in full, in cash, of all amounts payable under Senior Indebtedness, including, without limitation, such Obligor's obligations under the Senior Credit Facilities (including any interest accruing subsequent to an event specified in Sections 501(8) and 501(9) of this Indenture, whether or not such interest is an allowed claim enforceable against the debtor under the United States Bankruptcy Code).
          SECTION 1502. No Payment on Securities in Certain Circumstances. (a) No direct or indirect payment by or on behalf of any Obligor of Senior Subordinated Obligations, whether pursuant to the terms of the Securities or upon acceleration or otherwise, shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Designated Senior Indebtedness, and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Designated Senior Indebtedness.
          (b) During the continuance of any other event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated and (A) upon receipt by the Trustee of written notice from the agent with respect thereto (the "Agent"), or (B) if such event of default under any Designated Senior Indebtedness results from the acceleration of the Securities, from and after the date of such acceleration, no such payment (other than a payment of equity securities or debt securities meeting the requirements of clauses
(a) through (b) of the definition of "Reorganization Debt Securities" hereunder and agreed to by the holders of Designated Senior Indebtedness) may be made by or on behalf of any Obligor upon or in respect of the Securities for a period (a "Payment Blockage Period") commencing on the earlier of the date of receipt of such notice or the date of such acceleration and ending 179 days thereafter (unless such Payment Blockage Period shall be terminated by written notice to the Trustee from the Agent or the holders of at least a majority of the aggregate principal amount of the Designated Senior Indebtedness initiating such Payment Blockage Period, such event of default has been cured or waived or such Designated Senior Indebtedness shall have been discharged or paid in full in cash or in any manner acceptable to the holders of such Designated Senior Indebtedness). Not more than one Payment Blockage Period pursuant to this Section 1502(b) may be commenced with respect to the securities during any period of 360 consecutive days. Notwithstanding anything in this Indenture to the contrary, there must be 180 consecutive days in any 365-day period in which no Payment Blockage Period is in effect. For all purposes of this Section 1502(b), no event of default that existed or was continuing (it being acknowledged that any subsequent action that would give rise to an event of default pursuant to any provision under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose) on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or shall be made, the basis for the commencement of a second Payment Blockage Period by the representative for, or the holders of, such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

          (c) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 1502(a) or 1502(b) of this Indenture, the Trustee shall promptly notify the holders of Senior Indebtedness of such prohibited payment and such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of Senior Indebtedness that such prohibited payment has been made, the holders of the Senior Indebtedness (or their representative or representatives or a trustee) within 30 days of receipt of such notice from the Trustee notify the Trustee of the amounts then due and owing on the Senior Indebtedness, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of Senior Indebtedness and any excess above such amounts due and owing on Senior Indebtedness shall be paid to the Company.

          SECTION 1503.  Payment over of Proceeds upon
Dissolution, Etc. (a) Upon any payment or distribution of assets or securities of any Obligor, of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of any Obligor, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness (including any interest accruing subsequent to an event specified in Sections 501(8) and 501(9) of this Indenture, whether or not such interest is an allowed claim enforceable against the debtor under the United States Bankruptcy
Code) shall first be paid in full, in cash, before the Holders or the Trustee on behalf of the Holders shall be entitled to receive any payment by such Obligor on account of Senior Subordinated Obligations, or any payment to acquire any of the Securities for cash, property or securities, or any distribution with respect to the Securities of any cash, property or securities. Before any payment may be made by, or on behalf of, any Obligor of any Senior Subordinated Obligations upon any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets or securities of such Obligor of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on behalf of the Holders would be entitled, but for the provisions of this Article Fifteen, shall be made by such Obligor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, or by the Holders or the Trustee if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives, or to any trustee or trustees under any other indenture pursuant to which any such Senior Indebtedness may have been issued, as their respective interests appear, to the extent necessary to pay all such Senior Indebtedness in full in cash, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

          (b) To the extent any payment of Senior Indebtedness (whether by or on behalf of any Obligor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside, or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Senior Indebtedness is declared to be fraudulent, invalid, or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligation so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been so affected) shall be deemed to be reinstated and outstanding as Senior Indebtedness for all purposes hereof as if such declaration, invalidity or setting aside had not occurred.

          (c) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of any Obligor of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder at a time when such payment or distribution is prohibited by Section 1503(a) of this Indenture and before all obligations in respect of Senior Indebtedness are paid in full in cash, such payment of distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amount of Senior Indebtedness held by such holders) or their representatives or to the trustee or trustees under any other indenture pursuant to which any such Senior Indebtedness may have been issued, as their respective interests appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full in cash, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

          (d) For purposes of this Section 1503, the words "cash, property or securities" shall not be deemed to include, so long as the effect of this clause is not to cause the Securities to be treated in any case or proceeding or similar event described in this Section 1503 as part of the same class of claims as the Senior Indebtedness or any class of claims pari passu with, or senior to, the Senior Indebtedness for any payment or distribution, Reorganization Debt Securities; provided that (1) if a new corporation results from such reorganization or readjustment, such corporation assumes the Senior Indebtedness and
(2) the rights of the holders of the Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of any Obligor with, or the merger of any Obligor with or into, another corporation or the liquidation or dissolution of such Obligor following the sale, conveyance, transfer, lease or other disposition of all or substantially all of its property and assets to another corporation upon the terms and conditions provided in Article Eight of this Indenture shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this
Section 1503 if such other corporation shall, as a part of such consolidation, merger, sale, conveyance, transfer, lease or other disposition, comply with the conditions stated in Article Eight of this Indenture.

          SECTION 1504. Subrogation. (a) Upon the payment in full of all Senior Indebtedness in cash, the Holders shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of each Obligor made on such Senior Indebtedness until the principal of, premium, if any, and interest on the Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders or the Trustee on their behalf would be entitled except for the provisions of this Article Fifteen, and no payment pursuant to the provisions of this Article Fifteen to the holders of Senior Indebtedness by Holders or the Trust on their behalf shall, as between any Obligor, its creditors other than holders of Senior Indebtedness, and the Holders, be deemed to be a payment by such Obligor to or on account of the Senior Indebtedness. It is understood that the provisions of this Article Fifteen are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

          (b) If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Fifteen shall have been applied, pursuant to the provisions of this Article Fifteen, to the payment of all amounts payable under Senior Indebtedness, then, and in such case, the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount required to make payment in full, in cash, of such Senior Indebtedness of such holders.

          SECTION 1505.  Obligations any Obligor Unconditional.
(a) Nothing contained in this Article Fifteen or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Obligors and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms or the obligations of the Guarantors under Article Fourteen, or is intended to or shall affect the relative rights of the Holders and creditors of any Obligor other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Holders or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Fifteen of the holders of the Senior Indebtedness.

          (b) Without limiting the generality of the foregoing, nothing contained in this Article Fifteen will restrict the right of the Trustee or the Holders to take any action to declare the Securities to be due and payable prior to their Stated Maturity pursuant to Section 501 of this Indenture or to pursue any rights or remedies hereunder; provided, however, that all Senior Indebtedness then due and payable or thereafter declared to be due and payable shall first be paid in full, in cash, before the Holders or the Trustee are entitled to receive any direct or indirect payment from any Obligor of Senior Subordinated Obligations.

          SECTION 1506. Notice to Trustee. The Company shall give prompt written notice to the Trustee of any fact known to the Company that would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article Fifteen. The Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Indebtedness or of any other facts that would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Company, or by a holder of Senior Indebtedness, holder of Senior Notes, or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Six, be entitled to assume that no such facts exist; provided that, if the Trustee shall not have received the notice provided for in this Section 1506 at least two Business Days prior to the date upon which, by the terms of this Indenture, any monies shall become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest on any Security), then, notwithstanding anything herein to the contrary, the Trustee shall have full power and authority to receive any monies from the Company and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary that may be received by it on or after such prior date except for an acceleration of the Securities prior to such application. Nothing contained in this
Section 1506 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by this Article Fifteen. The foregoing shall not apply if the Paying Agent is the Company. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder.

          (b) In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Fifteen, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Fifteen and, if such evidence is not furnished to the Trustee, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

           SECTION 1507.  Reliance on Judicial Order or
Certificate of Liquidating Agent. Upon any payment or distribution of assets or securities referred to in this Article Fifteen, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, delivered to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the applicable Obligor, the amount hereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Fifteen.

          SECTION 1508.  Trustee's Relation to Senior
Indebtedness. (a) The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article Fifteen with respect to any Senior Indebtedness that may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

          (b) With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Fifteen, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness (except as provided in Sections 1502(c) and 1503(c) of this Indenture) and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Securities or to any Obligor or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Fifteen or otherwise.

          SECTION 1509. Subordination Rights Not Impaired by Acts or Omissions of any Obligor or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided in this Article Fifteen will at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Obligor or by any act of failure to act, in good faith, by any such holder, or by any noncompliance by any Obligor with the terms of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with. The provisions of this Article Fifteen are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.

          SECTION 1510. Holders Authorize Trustee to Effectuate Subordination of Securities. Each Holder by his acceptance of any Securities authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Fifteen, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding up, liquidation or reorganization of any Obligor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the property and assets of such Obligor, the filing of a claim for the unpaid balance of its Securities in the form required in those proceedings. If the Trustee does not file a proper claim or proof of indebtedness in the form required in such proceeding at least 30 days before the expiration of the time to file such claim or claims, each holder of Senior Indebtedness is hereby authorized to file an appropriate claim for and on behalf of the Holders.

          SECTION 1511. Not to Prevent Events of Default. The failure to make a payment on account of principal of, premium, if any, or interest on the Securities by reason of any provision of this Article Fifteen will not be construed as preventing the occurrence of an Event of Default.
          SECTION 1512. Trustee's Compensation Not Prejudiced. Nothing in this Article Fifteen will apply to amounts due to the Trustee pursuant to other sections of this Indenture.
          SECTION 1513. No Waiver of Subordination Provisions. Without in any way limiting the generality of Section 1509, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article Fifteen or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against any Obligor and any other Person.
          SECTION 1514.  Payments May Be Paid Prior to
Dissolution. Nothing contained in this Article Fifteen or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Section 1502 or 1503 of this Indenture, from making payments of principal of, premium, if any, and interest on the Securities, or from depositing with the Trustee any money for such payments, or (ii) the application by the Trustee of any money deposited with it for the purpose of making such payments of principal of, premium, if any, and interest on the Securities to the holders entitled thereto unless, at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 1502(b) of this Indenture (or there shall have been an acceleration of the Securities prior to such application) or in Section 1506 of this Indenture. Each Obligor shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of such Obligor.
          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

UNITED STATIONERS SUPPLY CO.,

as Issuer





By:______________________________

Title:




Attest:
       Title:


UNITED STATIONERS INC.,

as Guarantor





By:______________________________

Title:




Attest:
       Title:

________________________,

as Guarantor





By:______________________________

Title:




Attest:
       Title:
                                                        Exhibit A

                       [FACE OF SECURITY]

                  UNITED STATIONERS SUPPLY CO. Floating

        Rate Senior Subordinated Note due 2005

                                             CUSIP




No.                                          $
          UNITED STATIONERS SUPPLY CO., a Delaware corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises
to pay to           , or its registered assigns, the principal
sum of [One hundred thirty million dollars ($130,000,000)], on
____________, 2005.
          Initial Interest Rate:             ___% per annum.
                                             Interest Payment
                                        Dates:         __________
                                        and __________ of each
                                        year commencing
                                        __________, 1995.
                                             Regular Record Dates:
                                        ___________ and __________
                                        of each year.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this
Security to be signed manually or by facsimile by its duly
authorized officers.
Date:                         UNITED STATIONERS SUPPLY CO.
                              By:
                              Title:





Attest:
     Title:
       (Form of Trustee's Certificate of Authentication)




This is one of the Floating Rate Senior Subordinated Notes due
2005 described in the within-mentioned Indenture.



__________________________
                              ____________, as Trustee



                              By:
                              Authorized Signatory
                   [REVERSE SIDE OF SECURITY]

                   UNITED STATIONERS SUPPLY CO.

          Floating Rate Senior Subordinated Note due 2005





1.   Principal and Interest.

          The Company will pay the principal of this Security on __________, 2005.


          The Company promises to pay interest on the principal amount of this Security on each Interest Payment Date, as set forth below, at the Contract Rate (as defined below); provided that (i) all interest accruing at a rate in excess of 15% per annum ("Excess Interest") may, at the option of the Company (but subject to proviso (ii) below), be payable by the issuance and delivery on the applicable Interest Payment Date of Secondary Securities in an aggregate principal amount equal to the amount of Excess Interest, (ii) Secondary Securities shall be issuable only in denominations of $1,000 and integral multiples thereof, and any Excess Interest which, after aggregating all Excess Interest due on any Interest Payment Date to a single Holder (irrespective of the number of individual Securities registered in the name of such Holder), would exceed the nearest whole multiple of $1,000 shall be payable in cash and (iii) during any period when the rate of interest provided for in Section 503 of this Indenture shall be applicable, interest shall accrue at said rate and be payable by the Company from time to time in cash, or in Secondary Securities to the extent provided in provisos (i) and (ii), upon demand of the Trustee.
          Interest will be payable semiannually (to the holders of record of the Securities (or any predecessor Securities) at the close of business on the ___________ or __________ immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing __________, 1996.
          Interest on this Security will accrue from the most recent date to which interest has been paid [on this Security or the Security surrendered in exchange herefor]* or, if no interest has been paid, from ___________, 1996; provided that, if there is no existing default in the payment of interest and if this Security is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
          The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum equal to the rate of interest applicable to the Securities.
          As used herein, the following capitalized terms shall have the following meanings:
          "Applicable Margin" means (a) during the first Quarterly Period, 6% and (b) during each subsequent Quarterly Period, the sum of (x) the Applicable Margin for the immediately preceding Quarterly Period plus (y) .50%.
          "Base Rate" means, as of any Quarterly Date, a rate per annum equal to the higher of (a) the Federal Funds Rate for such Quarterly Date plus 1/2 of 1% and (b) the Prime Rate for such Quarterly Date.
          "Contract Rate" means, for any Quarterly Period, a rate per annum equal to the lesser of (a) the sum of (i) the Base Rate as of the Quarterly Date immediately preceding the first day of such Quarterly Period plus (ii) the Applicable Margin as of such Quarterly Date plus (iii) the Incremental Rate (as defined in
Section 1021 of the Indenture) and (b) 20%.
          "Federal Funds Rate" means, as of any Quarterly Date, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such Quarterly Date, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to The Chase Manhattan Bank, N.A. on such Business Day on such transactions as determined by the Trustee.
          "Prime Rate" means, as of any Quarterly Date, the rate of interest from time to time announced by The Chase Manhattan Bank, N.A., or any successor thereto, at its principal office as its prime commercial lending rate on such Quarterly Date.
           "Quarterly Dates" means ___________, _______,
___________ and _________; provided that if any such date is not a Business Day the relevant Quarterly Date shall be the next succeeding Business Day.

          "Quarterly Period" means the period beginning on the date hereof and ending on and including the first Quarterly Date occurring after the date hereof and each three-month period commencing on the first day following the end of the immediately preceding Quarterly Period.


2.   Method of Payment.

         The Company will pay interest (except defaulted interest) on the principal amount of the Securities on each __________ and __________ to the persons who are holders
(as reflected in the Security Register at the close of business on the __________ and ___________ immediately preceding the Interest Payment Date), in each case, even if the Security is cancelled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Security to any Paying Agent on or after ___________, 2005.

          The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by its check payable in such money. The Company may mail an interest check to a Holder's registered address (as reflected in the Security Register). If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.


3.   Paying Agent and Registrar.

          Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar upon written notice thereto. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co registrar.


4.   Indenture; Limitations.

          The Company issued the Securities under an Indenture dated as of ____________, 1996 (the "Indenture"), between the Company, and ____________________________________________________
_______________________, as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control.

          The Securities are general unsecured obligations of the Company. The Indenture limits the aggregate principal amount of the Securities to [$130,000,000].


5.   Guarantee.
          The payment of principal and interest on the Notes is guaranteed on a senior subordinated basis by the Guarantors pursuant to Article 14 of the Indenture.
6.   Redemption.

          Optional Redemption. The Securities may be redeemed at the option of the Company, in whole or in part, at any time and from time to time, at the principal amount hereof, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the Regular Record Date to receive interest due on a Redemption Date occurring after a Regular Record Date and on or prior to an Interest Payment Date).


7.   Repurchase upon a Change in Control and Asset Sales.

          (a) Upon the occurrence of a Change of Control, the Company is obligated to make an offer to purchase all outstanding Securities at a redemption price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase and (b) upon Asset Sales, the Company may be obligated to make offers to purchase Securities with a portion of the Net Cash Proceeds of such Asset Sales at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.


8.   Denominations; Transfer; Exchange.

          The Securities are in registered form without coupons, in denominations of $1,000 and multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Securities selected for redemption (except the unredeemed portion of any Security being redeemed in part). Also, it need not register the transfer or exchange of any Securities for a period of 15 days before a selection of Securities to be redeemed is made.


9.   Persons Deemed Owners.

          A Holder may be treated as the owner of a Security for all purposes.


10.  Unclaimed Money.

          If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.


11.  Discharge Prior to Redemption or Maturity.

          If the Company irrevocably deposits, or causes to be deposited, with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Securities (a) to redemption or maturity, the Company will be discharged from the Indenture and the Securities, except in certain circumstances for certain sections thereof, and (b) to the Stated Maturity, the Company will be discharged from certain covenants set forth in the Indenture.
12.  Amendment; Supplement; Waiver.

          Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially adversely affect the rights of any Holder.


13.  Restrictive Covenants.

          The Indenture contains certain covenants, including, without limitation, covenants with respect to the following matters: (i) Indebtedness; (ii) Restricted Payments;
(iii) issuances and sales of Subsidiary stock; (iv) transactions with Affiliates; (v) Liens; (vi) guarantees of Indebtedness by Subsidiaries; (vii) disposition of proceeds of Asset Sales; (viii) dividends and other payment restrictions affecting Subsidiaries;
(ix) transfer of assets to Subsidiaries; (x) merger and certain transfers of assets; (xi) Subsidiary Capital Stock; and (xii) subordinated Indebtedness. Within 120 days after the end of each fiscal year and within 45 days after each fiscal quarter, the Company must report to the Trustee on compliance with such limitations.


14.  Successor Persons.

          When a successor person or other entity assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor person will be released from those obligations.


15.  Remedies for Events of Default.

          If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of the Securities then outstanding may declare all the Securities to be immediately due and payable. If a bankruptcy or insolvency default with respect to the Company any Guarantor on any Subsidiary occurs and is continuing, the Securities automatically become immediately due and payable. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of at least a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power.
16.  Subordination.

          The payment of the Securities will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full, in cash, of all Senior Indebtedness.
17.  Trustee Dealings with Company.

          The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Company and its Affiliates as if it were not the Trustee.


18.  Authentication.

          This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.


19.  Abbreviations.

          Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to _____________________________.
                     [FORM OF TRANSFER NOTICE]


          FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.




(Please print or typewrite name and address including zip code of assignee)


the within Security and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Security on the books of the Company with full power of substitution in the premises.

            [THE FOLLOWING PROVISION TO BE INCLUDED
                      ON ALL CERTIFICATES
               EXCEPT PERMANENT OFFSHORE PHYSICAL
                         CERTIFICATES]


          In connection with any transfer of this Security occurring prior to the date which is the earlier of the date of an effective Registration Statement or _________, 1999, the undersigned confirms that without utilizing any general solicitation or general advertising that documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.
Date:

NOTICE:  The signature to this
                                   assignment must correspond with
                                   the name as written upon the
                                   face of the withinmentioned
                                   instrument in every particular,
                                   without alteration or any
                                   change whatsoever.


Signature Guarantee:
                OPTION OF HOLDER TO ELECT PURCHASE



          If you wish to have this Security purchased by the Company pursuant to Section 1010 or Section 1016 of the Indenture,
check the Box:  [     ].
          If you wish to have a portion of this Security purchased by the company pursuant to Section 1010 or Section 1016 of the Indenture, state the amount (in original principal amount) below:



     $                                                   .
Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:
                                                        Exhibit B


                   Form of Certificate to Be
                  Delivered in Connection with
                           Transfers


                                                       , ____


United Stationers Supply Co.
2200 East Golf Road
Des Plaines, Illinois  60016-1267

[Trustee
Address]



                              Re:  United Stationers Supply
                    Co.
                                   (the "Company") Floating
                    Rate
                    Senior Subordinated Notes
                    due 2005 (the "Securities")


Ladies and Gentlemen:

          In connection with our proposed purchase of $ aggregate principal amount of the Securities:

          1. We understand that the Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act), and may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing the Securities to offer, sell or otherwise transfer such Securities prior to the date which is three years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities, or any predecessor thereto
     (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or
     (7) of Rule 501 under the Securities Act that is acquiring the Securities for its own account or for the account of such an institutional "accredited investor" for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or
     (d) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property and the property of such investor account or accounts be at all times within our or their control and to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (c) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) or Rule 501 under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. We acknowledge that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior the Resale Restriction Termination Date of the Securities pursuant to clauses (c) and (d) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

          2. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) purchasing for our own account or for the account of such an institutional "accredited investor," and we are acquiring the Securities for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
          3. We are acquiring the Securities purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion.
          4. You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.
                                   Very truly yours,
                                   By:
                                        (NAME OF PURCHASER)

                                   Date:

          Upon transfer, the Securities should be registered in the name of the new beneficial owner as follows:
Name:

Address:

Taxpayer ID Number:





                                                        EXHIBIT G
              [Form of Registration Rights Agreement]






IIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIII IIIII


                UNITED STATIONERS SUPPLY CO.

                                and

                   UNITED STATIONERS INC.
              ________________________________
                REGISTRATION RIGHTS AGREEMENT
                 Dated as of March __, 1996

              _________________________________

IIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIII IIIIII
                         TABLE OF CONTENTS


          This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.

                                                              Page

                                                               No.

1.   Definitions                                                 2

2.   Exchange Rights                                             3

3.   Demand Registrations                                        4

4.   Registration Procedures                                     5

5.   Registration Expenses                                       9

6.   Indemnification                                            10

7.   Limitations on Sale or Distribution of
       Other Securities                                         13

8.   Rule 144                                                   14

9.   Nominees for Beneficial Owners                             14

10.  Indenture                                                  14

11.  Miscellaneous                                              14

          (a)  Notices                                          14
          (b)                                     Entire Agreement     15
          (d)                               Successors and Assigns     15
          (e)                                             Headings     15
          (f)  Invalid Provisions                               15
          (g)                                             Remedies     16
          (h)                                        Governing Law     16
          (i)  Counterparts                                     16



          REGISTRATION RIGHTS AGREEMENT dated as of March
__, 1996, among: UNITED STATIONERS SUPPLY CO., a corporation duly organized and validly existing under the laws of the State of Illinois (together with its successors and assigns, the "Company"); UNITED STATIONERS INC., a corporation duly organized and validly existing under the laws of the State of Delaware (together with its successors and assigns, the "Guarantor"); and [NAME OF INITIAL HOLDERS], and any other holder from time to time of the Rollover Notes (as defined below);
          WHEREAS, each of the Company (as successor by merger to Associated Stationers, Inc. ("Associated")); the Guarantor (as successor by merger to Associated Holdings, Inc. ("Holdings")) and The Roebling Fund are parties to a Senior Subordinated Credit Agreement dated as of March 30, 1995 (the "Senior Subordinated Credit Agreement") pursuant to which the Lenders (as defined in the Senior Subordinated Credit Agreement) made loans to Associated (the "Bridge Loans") in an aggregate principal amount of $130,000,000 to provide financing for the acquisition by Holdings of up to 17,201,839 United Shares (as defined below), representing as of such date approximately 92.5% of the issued and outstanding United Shares, and for certain related purposes;
          WHEREAS, following the purchase of United Shares pursuant to the Tender Offer (as defined in the Senior Subordinated Credit Agreement), Holdings merged with and into the Guarantor with the result that the Guarantor survived such merger and Associated merged with and into the Company with the result that the Company survived such merger;
          WHEREAS, if the Company shall not have repaid the Bridge Loans within 365 days of the Closing Date (as defined in the Senior Subordinated Credit Agreement), the Company shall have the right, subject to the terms and conditions of the Senior Subordinated Credit Agreement, to repay such Bridge Loans through the issuance to the Lenders of Senior Subordinated Notes due 2005 (the "Initial Securities"), in an aggregate principal amount equal to the aggregate principal amount of the Bridge Loans, issued under an Indenture, dated as of the date hereof, between the Company, the Guarantor and ___________, as Trustee (the "Indenture");
          WHEREAS, the Senior Subordinated Credit Agreement requires the Company to enter into this Agreement with such Lenders as a condition precedent to the repayment of such Bridge Loans through the issuance to the Lenders of such Initial Securities;
          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
          1. Definitions. Except as otherwise specifically indicated, the following terms will have the following meanings for all purposes of this Agreement:
          "Affiliate" shall mean, in respect of any Person (the "Relevant Person"), any other Person that directly or indirectly controls, or is under common control with, or is controlled by, the Relevant Person and, if such other Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person that owns directly or indirectly securities having 5% or more of the voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (a) no individual shall be an Affiliate of any Relevant Person solely by reason of his or her being a director, officer or employee of such Relevant Person or any of its Subsidiaries, (b) none of the Subsidiaries of the Guarantor shall be Affiliates of the Guarantor or of any other Subsidiary of the Guarantor, (c) the Guarantor shall not be an Affiliate of any of its Subsidiaries and (d) neither the Agent nor any Lender shall be an Affiliate of the Guarantor or of any Subsidiary of the Guarantor.

          "Commission" means the United States Securities and
Exchange Commission, or any successor governmental agency or authority.

          "Exchange Act" means the Securities Exchange Act of
1934, as amended, and the rules and regulations promulgated thereunder.

          "Exchange Offer" has the meaning given to such term in Section 2 hereof.

          "Exchange Securities" has the meaning given to such term in the Indenture.

          "Holders" has the meaning given to such term in the Indenture.

          "Majority Holders" means Holders (other than the
Company, the Guarantor and their respective Affiliates) holding at least a majority of the aggregate unpaid principal amount of the Registrable Securities.

          "Person" means any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

          "Registrable Securities" means the Initial
Securities (but not any Exchange Securities) until in the case of any such Initial Security (i) a Registration Statement covering such Initial Security has been declared effective by the Commission and such Initial Security has been disposed of in accordance with such effective Registration Statement, (ii) such Initial Security is sold in compliance with Rule 144 or (iii) such Initial Security ceases to be outstanding.

          "Registration Demand" has the meaning given to such term in Section 2 hereof.

          "Registration Statement" means any registration statement of the Company that covers any of the Registrable
Securities pursuant to the provisions of this Agreement, including the prospectus included therein, amendments and supplements to such registration statement, including post effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

          "Requisite Amount" means [25% of the aggregate principal amount of the Initial Securities outstanding upon the initial issuance thereof].

          "Rule 144" means Rule 144 under the Securities Act, as such Rule may be amended from time to time, and any successor provision thereof.

          "Rule 415" means Rule 415 under the Securities Act, as such Rule may be amended from time to time, and any successor provision thereof.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Trustee" means the trustee under the Rollover
Indenture.

          "United Shares" means the shares of common stock, $0.10 par value, of United.

          2. Exchange Rights. The Holders of at least the Requisite Amount of the Registrable Securities may require the Company and the Guarantor to file with the Commission an offer to exchange any and all of the Initial Securities held by such Holders for Exchange Securities (an "Exchange Demand"). The Company shall promptly give written notice of such Exchange Demand to all Holders and thereupon, as promptly as practicable and in no event later than 90 days after the Company receives a Registration Demand, shall file with the Commission an offer to exchange (the "Exchange Offer"), on an appropriate form and in compliance with all applicable tender offer rules and regulations under the Exchange Act, any and all of the Initial Securities held by such Holders making such Exchange Demand and by any other Holders who shall have requested the exchange of their Initial Securities pursuant to such Exchange Offer within 30 days after receipt of such written notice from the Company, in each case for Exchange Securities and to use their best efforts to have the Exchange Offer declared effective as promptly as practicable; provided that the Company and the Guarantor may delay such obligation to effect such Exchange Offer for a period of up to 60 days from the date of the Exchange Demand, if, in their reasonable judgment, effecting such registration is not in the Company's best economic interests prior to the expiration of such period, and provided, further, if after conferring with counsel, the Company and the Guarantor reasonably determine in good faith that (i) the Exchange Securities would not, upon receipt, be tradeable by each Holder who can make the representations in
Section 2(b) hereof and who is not an Affiliate of the Company without restriction under the Securities Act and the Exchange Act and without material restrictions under applicable blue sky or state securities laws or (ii) the Commission is unlikely to permit the Exchange Offer to be declared effective prior to the date 120 days after the Company has received such demand, then the Company and the Guarantor shall promptly deliver to the Holders and the Trustee notice thereof and shall thereafter file a Registration Statement pursuant to Section 3 hereof. The parties hereto agree that, following the delivery of such notice, neither the Company nor the Guarantor shall have any further obligation under this Section 2(a).

          (b) Representations of the Holders. Each Holder shall be deemed by its acceptance of an Exchange Security (i) to represent that any Exchange Securities received by it will be acquired in the ordinary course of its business and that at the time of the consummation of the Exchange Offer, such Holder will have no arrangement or understanding with any person to participate in the distribution of the Exchange Securities and (ii) to acknowledge that if it participates in the Exchange Offer for the purpose of distributing Exchange Securities, such Holder cannot rely on the position enunciated by the Commission in the Exxon Capital Holdings Corporation no-action letter or inter pretive letters to similar effect and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale.
          3. Demand Registrations. The Holder or Holders of not less than the Requisite Amount of the Registrable Securities shall have the right on not more than three occasions to require the Company and the Guarantor, upon request, to register all Registrable Securities held by such Holder or Holders then outstanding for disposition on a delayed or continuous basis pursuant to Rule 415 of the Securities Act (which request shall state the intended method of disposition by such Holder or Holders). Upon receipt of such request, the Company shall promptly give written notice of such requested registration to all Holders of Registrable Securities, and thereupon the Company and the Guarantor shall use their best efforts to effect the registration under the Securities Act of all Registrable Securities of the Holders making such request and of all other Holders who shall have requested the registration of Registrable Securities held by such Holders within 30 days of such notice from the Company, in each case within 120 days of receipt of such request (the "Scheduled Registration Date"), for disposition in accordance with the intended method of disposition stated in such request, all to the extent requisite to permit the disposition of the Registrable Securities by the Holders thereof.
          4. Registration Procedures. In connection with the Company and the Guarantor's obligations to use their best efforts to effect or cause, as the case may be, the registration of the Registrable Securities under the Securities Act as provided in Section 3 at the times and under circumstances therein specified, the Company and the Guarantor shall comply with the provisions of Section 11 below and will, as expeditiously as possible in connection with such registration and any disposition pursuant thereto:
          (A)  prepare and file with the Commission a
     registration statement with respect to such Registrable Securities as required by Section 3 and use their best efforts to cause such registration statement to become and remain effective until the final maturity date of the Securities or, if sooner, the date on which all such Registrable Securities shall have been sold pursuant to an effective registration statement or the date on which no such Registrable Securities remain outstanding;
          (B) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith, and to prepare and file such other documents, as may be necessary to keep such registration statement and prospectus, respectively, effective for the period described in Subsection (A) above and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;
     (C) furnish to each seller of such Registrable Securities and each underwriter of the securities being sold by such seller such number of copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus), such reasonable number of copies of the prospectus which may be filed pursuant to Rule 424 (or any similar or successor provision) under the Securities Act, and such reasonable number of copies of any amendments or supplements to any prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such seller and underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such seller;
     (D) use their best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller and each underwriter of the securities being sold by such seller shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable such seller and underwriter to consummate the disposition in such jurisdictions of such Registrable Securities owned by such seller, except that neither the Company nor the Guarantor shall for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Subsection
(D) be obligated to be qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;
        (E)  use their best efforts to cause such
Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable
Securities;

     (F) notify each prospective seller of any such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, immediately upon the Company or the Guarantor's becoming aware that the prospectus then available for use and any amendment or supplement thereto (including any documents incorporated by reference in any of the foregoing) includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly prepare and furnish to such seller and each underwriter a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

     (G) otherwise use their best efforts to comply with all applicable rules and regulations of the Commission, and make available to their respective security holders, as soon as reasonably practicable, an earning statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first day of the Company's first fiscal quarter after the effective date of the registration statement, which earning statement shall satisfy the provisions of
Section 11(a) of the Securities Act;

     (H) enter into such agreements (including, without limitation, one or more underwriting agreements in customary form) and take such other actions as sellers of a majority of the aggregate outstanding principal amount of such Registrable Securities shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, taking such actions as are necessary to cause the Registrable Securities to be eligible for clearance and settlement through The Depository Trust
Company), provided that the selection of any managing underwriter or underwriters by such sellers shall require the consent of the Company and the Guarantor, which consent shall not be unreasonably withheld;

     (I) obtain opinions from counsel to the Company and the Guarantor counsel and "cold comfort" letters from the independent public accountants of the Company and the Guarantor in customary form and covering such matters of the type customarily covered by such opinions and "cold comfort" letters as the seller or sellers of a majority of the aggregate outstanding principal amount of such Registrable Securities shall reasonably request;

     (J) make available for inspection, at reasonable times and upon adequate notice, by any seller of such Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company and the Guarantor (collectively, the "Records"), and cause all of the respective officers and directors of the Company and the Guarantor to supply all information reasonably requested by any Inspector in connection with such registration statement; provided that Records which the Company or the Guarantor determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission of a material fact in the registration statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) the information in such Records has been made generally available to the public;
          (K) permit any holder of Registrable Securities which holder, in the sole and exclusive judgment, exercised in good faith, of such holder, might be deemed to be a controlling person of the Company or the Guarantor, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company and the Guarantor in writing, which in the judgment of any such holder, as aforesaid, should be included; and
          (L) upon the written request of the holders of a majority of the aggregate outstanding principal amount of the principal of such Registrable Securities, use their best efforts (i) to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange (if such Registrable Securities are not already so listed) and on each additional national securities exchange on which similar securities issued by the Company are then listed, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the Commission or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the National Association of Securities Dealers.
Each holder of Registrable Securities shall be deemed to have agreed by acquisition of such Registrable Securities that upon receipt of any notice from the Company or the Guarantor of the happening of any event of the kind described in Subsection (F) above, such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by said Subsection and, if so directed by the Company or the Guarantor, will deliver to the Company and the Guarantor (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus covering such Registrable Securities current at the time of receipt of such notice.
          If any such registration or comparable statement refers to any holder by name or otherwise as the holder of any securities of the Company then (whether or not in the sole and exclusive judgment, exercised in good faith, of such holder, such holder is or might be deemed to be a controlling person of the Company), such holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such holder and presented to the Company in writing, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar Federal statute or any rule, regulation or interpretation promulgated under either said Act or any such statute then in force, the deletion of the reference to such holder.
          If (i) any registration under Section 3 which is proposed by the Company and the Guarantor to be on Form S-3 (or any similar short-form registration statement which is a successor to Form S-3) shall be proposed in connection with an underwritten public offering, and (ii) the managing underwriters shall advise the Company in writing that in their good faith opinion the use of another permitted form is of material importance to the success of the offering, then such registration shall be on such other permitted form.
          5. Registration Expenses. The Company shall, whether or not any registration pursuant to this Agreement shall become effective, from time to time promptly upon receipt of bills or invoices relating thereto, pay all expenses incident to its performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, rating agency fees, printing expenses, messenger and delivery expenses, fees and disbursements of counsel for the Company and all independent public accountants (including the expenses of any audit and/or "cold comfort" letter) and other Persons retained by the Company or the Guarantor, and reasonable fees and disbursements of the counsel or firm of counsel chosen by the holders of a majority of the aggregate outstanding principal amount of the principal of the Registrable Securities covered by the registration in question, and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities (excluding underwriting commissions and discounts). In all cases, any expenses in respect of allocation of personnel of the Company or the Guarantor or other general overhead expenses of the Company and the Guarantor or other expenses for the preparation of financial statements or other data normally prepared by the Company or the Guarantor in the ordinary course of its business shall be borne by the Company and the Guarantor as applicable.
         6.   Indemnification.  The Company and the
Guarantor hereby indemnify, to the extent permitted by law, each holder of a Registrable Security, its officers and directors or general and limited partners (and officers and directors thereof) and, if such holder is a portfolio or an investment fund, its investment advisers and/or agents, and each Person, if any, who controls such holder within the meaning of Section 15 of the Securities Act, against all losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses (under the Securities Act or common law or otherwise), joint or several, caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (and as amended or supplemented if the Company or the Guarantor shall have furnished any amendments or supplements thereto) or any preliminary prospectus or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities (or proceedings in respect thereof) or expenses are caused by any untrue statement or alleged untrue statement contained in or by any omission or alleged omission from information furnished in writing to the Company or the Guarantor by such holder expressly for use therein. If any offering pursuant to any registration statement provided for under this Agreement is made through underwriters, the Company and the Guarantor agree to enter into an underwriting agreement in customary form with such underwriters and to indemnify such underwriters, their officers and directors, if any, and each Person, if any, who controls such underwriters within the meaning of Section 15 of the Securities Act to the same extent as hereinbefore provided with respect to the indemnification of the holders of Registrable Securities; provided that neither the Company nor the Guarantor shall be required to indemnify any such underwriter, or any officer or director of such underwriter or any Person who controls such underwriter within the meaning of Section 15 of the Securities Act, to the extent that the loss, claim, damage, liability (or proceedings in respect thereof) or expense for which indemnification is claimed results from such underwriter's failure to send or to give a copy of the amended or supplemented final prospectus to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such amended or supplemented final prospectus prior to such written confirmation and the underwriter was given notice of the availability of such amended or supplemented final prospectus. In connection with any registration statement in which a holder of a Registrable Security is participating, each such holder will furnish to the Company and the Guarantor in writing such information as shall be reasonably requested by the Company or the Guarantor for use in any such registration statement or prospectus and will indemnify, to the extent permitted by law, the Company and the Guarantor, their respective officers and directors and each Person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses (under the Securities Act or common law or otherwise) resulting from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent that such untrue statement is contained in or such omission is from information so furnished in writing by such holder expressly for use therein; provided, however, that such holder's obligations hereunder shall be limited to an amount equal to the net proceeds received by such holder of a Registrable Security to such registration statement. If the offering pursuant to any such registration statement is made through underwriters, each such holder agrees to enter into an underwriting agreement in customary form with such underwriters, and to indemnify such underwriters, their officers and directors, if any, and each Person, if any, who controls such underwriters within the meaning of Section 15 of the Securities Act to the same extent as hereinbefore provided with respect to indemnification by such holder of the Company and the Guarantor, but subject to the same limitation as hereinbefore provided with respect to indemnification by the Company and the Guarantor of such underwriters, officers and directors and Persons. Any Person entitled to indemnification under the provisions of this
Section 6 shall (a) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (b) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, permit such indemnifying party to assume the defense of such claim, with counsel reasonably satisfactory to the indemnified party; and if such defense is so assumed, such indemnifying party shall not enter into any settlement without the consent of the indemnified party if such settlement attributes liability to the indemnified party and such indemnifying party shall not be subject to any liability for any settlement made without its consent (which shall not be unreasonably withheld); and any underwriting agreement entered into with respect to any registration statement provided for under this Agreement shall so provide. In the event an indemnifying party shall not be entitled, or elects not, to assume the defense of a claim, such indemnifying party shall not be obligated to pay the fees and expenses of more than one counsel or firm of counsel for all parties indemnified by such indemnifying party in respect of such claim, unless in the reasonable judgment of any such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties in respect to such claim. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of a participating holder of Registrable Securities, its officers, directors or any Person, if any, who controls such holder as aforesaid, and shall survive the transfer of such securities by such holder.
          If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless, an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand (taking into consideration the fact that the provision of the registration rights hereunder is a material inducement to the Holder to purchase the Registrable Securities) and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. Notwithstanding the foregoing, (x) no holder of Registrable Securities shall be required to contribute any amount in excess of the amount such holder would have been required to pay to an indemnified party if the indemnity under the first paragraph of this Section 6 was available and
(y) no underwriter, if any, shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligation of any underwriters to contribute pursuant to this Section 6 shall be several in proportion to their respective underwriting commitments and not joint.
          An indemnifying party shall make payments of all amounts required to be made pursuant to the foregoing provisions of this Section 6 to or for the account of the indemnified party from time to time promptly upon receipt of bills or invoices relating thereto or when otherwise due and payable.
          7. Limitations on Sale or Distribution of Other Securities. If any proposed sale of Registrable Securities shall be in connection with an underwritten public offering, each holder of Registrable Securities shall be deemed to have agreed by acquisition of such Registrable Securities not to effect any public sale or distribution, including any sale pursuant to Rule 144, of any Registrable Securities, and to use such holder's best efforts not to effect any such public sale or distribution of any other debt security of the Company or of any security convertible into or exchangeable or exercisable for any debt security of the Company (other than as part of such underwritten public offering) within seven days before or 90 days after the effective date of such registration statement (and the Company hereby also so agrees and agrees to cause each holder of any debt security, or of any security convertible into or exchangeable or exercisable for any debt security of the Company purchased from the Company at any time after the date hereof other than in a public offering so to agree).
          The Company will not
          (a) effect any other registration (an "Other Registration") of any of its debt securities under the Securities Act (other than in accordance with a registration on Form S-8, Form S-14 or Form S-15 or any similar form which is a successor to any of said Forms), whether or not for sale for its own account, or
          (b) if the Company shall have registered any of its debt securities for sale on a delayed or continuous basis under an Other Registration which is already on file with the Commission, effect for itself, or permit any others to effect for themselves, any offer or sale of any of such securities under said Other Registration, unless
          (x) a period of 90 days shall have elapsed from the date upon which any registration statement filed pursuant to Section 3 became effective, and
          (y)  a period of 45 days shall have elapsed
     following any notice (a "Delay Notice") given by a holder or holders of any Registrable Securities not yet sold pursuant to said registration stating that such holder or holders propose a firm commitment underwriting for not less than $__________ outstanding aggregate principal amount of Registrable Securities.

          The Company will not effect an Other Registration in any event except upon notice to the Trustee given not less than 15 days prior to the filing of the registration statement in respect of such Other Registration.

          8. Rule 144. The Company and the Guarantor covenant that it will timely file the reports required to be filed by it under the Securities Act or the Exchange Act (including but not limited to the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph
(c)(1) of Rule 144 and the rules and regulations adopted by the Commission thereunder, and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company and the Guarantor will deliver to such holder a written statement as to whether it has complied with such requirements.

          9. Nominees for Beneficial Owners. In the event that Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its option and by written notice to the Company and the Guarantor from such owner and nominee, be treated as the holder of such Registrable Securities for purposes of any request or other action by any Holder or Holders of Registrable Securities pursuant to this Agreement (or any determination of the aggregate principal amount of the principal of Registrable Securities held by any Holder or Holders of Registrable Securities contemplated by this Agreement).

          10. Indenture. The Company and the Guarantor will cause the Indenture to be qualified under the Trust Indenture Act of 1939, as then in effect, not later than the effective date of the Exchange Offer or any registration statement relating to the registration of Registrable Securities under this Agreement and shall provide to the holder or holders of the Registrable Securities, not later than the effective date of the Exchange Offer or any registration statement relating to any registration of Registrable Securities under this Agreement, an opinion of counsel, in form and substance satisfactory to such holders, as to the due qualification of the Indenture under the Trust Indenture Act of 1939, as then in effect. The Company and the Guarantor will pay all reasonable fees and expenses in connection with the transactions referred to in this Section 10.

          11.  Miscellaneous.

          (a) Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:
                    If to a Holder, to the address of such
          Holder set forth in the register maintained by the Trustee pursuant to the Indenture; and
               If to the Company, to:
               If to the Guarantor, to:

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.


          (b) Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.


          (c)  Amendments, Etc.   Any provision of this
Agreement may be modified or supplemented only by an instrument in writing signed by the Company, the Guarantor and the Majority Holders.


          (d) Successors and Assigns. This Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.


          (e)  Headings.  The headings used in this
Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

          (f) Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.
          (g) Remedies. Except as otherwise expressly provided for herein, no remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by any party hereto shall not constitute a waiver by any such party of the right to pursue any other available remedies.
          Damages in the event of breach of this Agreement by a party hereto or any other Holder would be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof and the Company, the Guarantor and each Holder, by its acquisition of Initial Securities, hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.
          (h)  Governing Law.  This Agreement shall be
governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.
          (i) Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.
          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.


                              UNITED STATIONERS SUPPLY CO.
                              By__________________________
                                Name:
                                Title:
                              UNITED STATIONERS INC.
                             By
                                Name:
                                Title:


                              [NAME OF INITIAL HOLDERS]


                              By__________________________ Name:
                                Title:
                                                        EXHIBIT H
              [Form of Confidentiality Agreement] CONFIDENTIALITY

                   AGREEMENT

                                             [Date]

[Insert Name and
  Address of Prospective
  Participant or Assignee]



                    Re:  Senior Subordinated Credit Agreement
               dated as of March 30, 1995 (the "Senior
               Subordinated Credit Agreement"), among United Stationers Supply Co. (as successor by merger to Associated Stationers, Inc., the "Company"), United Stationers Inc. (as successor by merger to Associated Holdings, Inc.) as parent guarantor, the lenders named therein and The Roebling Fund, as Agent.

Dear Ladies and Gentlemen:

          As a Lender party to the Senior Subordinated Credit Agreement, we have agreed with the Company pursuant to
Section 13.12 of the Senior Subordinated Credit Agreement to use reasonable precautions to keep confidential, except as otherwise provided therein, all non-public information identified by the Company as being confidential at the time the same is delivered to us pursuant to the Senior Subordinated Credit Agreement.

          As provided in said Section 13.12, we are permitted to provide you, as a prospective [holder of a participation in the Bridge Loans (as defined in the Senior Subordinated Credit Agreement)] [assignee Lender], with certain of such non-public information subject to the execution and delivery by you, prior to receiving such non-public information, of a Confidentiality Agreement in this form. Such information will not be made available to you until your execution and return to us of this Confidentiality Agreement.

          Accordingly, in consideration of the foregoing, you agree (on behalf of yourself and each of your affiliates, directors, officers, employees and representatives) that (A) such information will not be used by you except in connection with the proposed [participation][assignment] mentioned above and (B) you shall use reasonable precautions, in accordance with your customary procedures for handling confidential information and in accordance with safe and sound practices, to keep such information confidential, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to your counsel or to counsel for any of the
Lenders or the Agent, (iii) to regulatory personnel, auditors or accountants, (iv) to the Agent or any other Lender (or to Chase Securities, Inc.), (v) in connection with any litigation relating to the Acquisition or the transactions contemplated by the Credit Agreement or any other Basic Document, to which you or any one or more of the Lenders or the Agent is a party, or (vi) to a subsidiary or affiliate of yours as provided in Section 13.12(a) of the Senior Subordinated Credit Agreement; and provided that in no event shall you be obligated to return any materials furnished to you pursuant to this Confidentiality Agreement.
          Please indicate your agreement to the foregoing by signing as provided below the enclosed copy of this Confidentiality Agreement and returning the same to us.
                              Very truly yours,
                              [INSERT NAME OF LENDER]



                              By_________________________


The foregoing is agreed to
as of the date of this letter.



[INSERT NAME OF PROSPECTIVE
 PARTICIPANT OR ASSIGNEE]

By_________________________

                                                        EXHIBIT I

                 [Form of Notice of Assignment]

                      NOTICE OF ASSIGNMENT

                                             [Date]





United Stationers Supply Co.
_________________________ _________________________


Attention:  _____________


The Chase Manhattan Bank, N.A.,
  as Agent
4 Chase Metrotech Center -- 13th Floor
Brooklyn, New York 11245

Attention:  New York Agency


[Name of Issuing Bank]
_________________________
_________________________
Attention:  _____________


                    Re:  Senior Subordinated Credit Agreement
               dated as of March 30, 1995 (the "Senior
               Subordinated Credit Agreement"), among United Stationers Supply Co. (as successor by merger to Associated Stationers, Inc., the "Company"), United Stationers Inc. (as successor by merger to Associated Holdings, Inc.) as parent guarantor, the lenders named therein and The Roebling Fund, as Agent.
Dear Ladies and Gentlemen:
We hereby give notice that, effective as of the date hereof, [Name of Assignor] (the "Assignor") has assigned its rights
and obligations with respect to     % (representing
$_____________) of the Assignor's outstanding [Commitment] [Bridge Loans] (such interest in such rights and obligations being hereinafter referred to as the "Assigned Interest") under the Senior Subordinated Credit Agreement to [Name of Assignee] (the "Assignee"). The Assignee hereby agrees (i)
to become a "Lender" pursuant to Section     13.06(b) of the
Senior Subordinated Credit Agreement
(if not already a Lender under the Senior Subordinated Credit Agreement) and (ii) agrees to assume all the obligations of the Assignor thereunder with respect to the Assigned Interest.

          The address for notices, lending office(s) and payment instructions for the Assignee are as follows:
                    Address for Notices:




                    Attention:
                    Telephone:
                    Telecopier:

                                   Lending Office:

                    Payment Instructions:








          Please sign and return the enclosed copy of this letter to the undersigned to indicate your receipt hereof, and your consent to or notice of (as applicable) the above-mentioned assignment and assumption, and your agreement to the release of the Assignor from its obligations under the Senior Subordinated Credit Agreement with respect to the Assigned Interest. As a condition to the effectiveness of the above-mentioned assignment and assumption, the Assignee hereby agrees to pay to the Agent on the date hereof an assignment fee of $3,500.
                                   Very truly yours,
                                   [NAME OF ASSIGNOR]


                                   By
                                      Title:
                                   [NAME OF ASSIGNEE]
                                   By
                                      Title:


ACKNOWLEDGED OR CONSENTED TO
  [(AS APPLICABLE)]:

UNITED STATIONERS SUPPLY CO.


By
   Title:


THE ROEBLING FUND,
  as Agent


By
   Title:


_______________________________
     1     Bracketed language to be inserted into Registered
     Notes.

     * Unnecessary if those properties are sold prior to the Conversion Date.

     *    Include only for Exchange Securities.